(Under Construction Hospitals)

Contribution Agreement

By And Among

Nutex Health Holdco LLC,

The Owners Listed on the Signature Pages Attached Hereto

and

The Owners’ Representative

November 23, 2021

i

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS	1
1.1. Definitions	1
1.2. Construction	2
ARTICLE 2 CONTRIBUTION; CLOSING	2
2.1. Contribution	2
2.2. Consideration	2
2.3. Closing	2
2.4. Closing Deliveries	3
2.5. Merger Agreement	4
2.6. Equity Consideration Adjustment—Under Construction Hospital	5
2.7. Equity Consideration Adjustment	5
2.8 Debt	5
ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE OWNERS	6
3.1. Authority; Enforceability	6
3.2. No Conflict	7
3.3. Ownership	7
3.4. Accredited Investor Status; Investment Intent	8
ARTICLE 4 REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY AND THE BUSINESS	9
4.1. Organization	9
4.2. Qualification	9
4.3. No Conflict	9
4.4. Capitalization	10
4.5. Merger Agreement Representations	10
4.6. Fees and Commissions	11
ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF HOLDCO	11
5.1. Organization; Authority	11
5.2. No Conflict	11
5.3. Fees and Commissions	12
ARTICLE 6 COVENANTS	12
6.1. Covenants Regarding Conduct of the Company	12
6.2. Information, Access and Assistance	13
6.3. Public Announcements	13
6.4. Consents; Further Assurances	13
6.5. Waiver, Release and Discharge	14
6.6. Consent and Waiver of Organizational Documents	15
6.7. Transfer Taxes	15
6.8. Restrictive Covenants	15
6.9. Shift Guaranty Agreements	15
6.10. Guaranty Obligations	15
ARTICLE 7 CONDITIONS TO CLOSING	16
7.1. Holdco’s Closing Conditions	16
7.2. The Owners’ Closing Conditions	17
ARTICLE 8 TERMINATION	18
8.1. Termination Rights	18
8.2. Effect of Termination	19
ARTICLE 9 INDEMNIFICATION	19
9.1. Indemnification by the Owners	19
9.2. Indemnification by Holdco	20
9.3. Claim Procedures	20
9.4. Third Party Claims and Direct Claims	20
9.5. Survival	22
9.6. Limitations	23
9.7. Sources of Recovery	23
9.8. Express Negligence; Limitations on Defense	24
9.9. Exclusive Remedy	24
9.10. Materiality Qualifiers	24
ARTICLE 10 OWNERS’ REPRESENTATIVE	25
10.1. Appointment of Owners’ Representatives	25
10.2 Additional Provisions	26
ARTICLE 11 MISCELLANEOUS	27
11.1. Notices	27
11.2. Headings	28
11.3. Amendments	28
11.4. Rights; No Waiver	28
11.5. Entire Agreement	28
11.6. Successors and Assigns; Assignment	29
11.7. Counterparts	29
11.8. Governing Law, Venue and Severability, Jury Trial Waiver	29
11.9. Remedies	30
11.10. Transaction Expenses	30
11.11. Rules of Construction	30

ii

(Under Construction Hospitals)

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is made and entered into as of November 23, 2021, by and among Nutex Health Holdco LLC, a Delaware limited liability company (“Holdco”), each of the owners listed on the signature pages attached hereto (each, an “Owner” and collectively the “Owners”), and Thomas T. Vo as the Owners’ Representative (as hereinafter defined). Each of Holdco and the Owners is referred to individually herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Owners collectively own certain of the issued and outstanding Equity Interests of [______________], a [_________] limited liability company (the “Company”);

WHEREAS, the Company is currently engaged in the business of owning and operating a specialty hospital and/or stand-alone emergency room clinic and hospital located at [__________] (the “Business”);

WHEREAS, concurrently with the execution of this Agreement, Holdco is entering into a merger (the “Merger”) with Clinigence Holdings, Inc., a publicly traded Delaware corporation (“CLNH”), pursuant to the terms of the Merger Agreement;

WHEREAS, in accordance with and subject to the terms and conditions of this Agreement, at the Closing, each of the Owners desires to contribute to Holdco, and Holdco desires to accept, all of their respective Equity Interests in the Company listed on the signature pages attached hereto under the heading “Contributed Interests” (collectively, the “Membership Interests”) in exchange for the issuance by Holdco to each such Owner of certain Units in Holdco described in Section 2.2 hereto, subject to adjustment in accordance with the terms herein; and

WHEREAS, the Parties are making certain representations, warranties, covenants and indemnities herein as an inducement to the other Parties to enter into this Agreement.

NOW, THEREFORE, in consideration of the terms, provisions and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENTS

ARTICLE 1
DEFINITIONS

1.1. Definitions. In addition to the terms defined in the body of this Agreement, capitalized terms used herein shall have the meanings given to them in Exhibit A attached hereto.

1

1.2. Construction. Unless the context requires otherwise: (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine, and neuter; (b) references to Articles and Sections refer to articles and sections of this Agreement unless expressly provided otherwise; (c) references to Exhibits and Schedules are to exhibits and schedules attached to this Agreement, each of which is incorporated herein and made a part of this Agreement for all purposes; (d) references to money refer to legal currency of the United States of America; (e) words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires; (f) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (g) references to “have delivered to Holdco”, “have provided to Holdco” or “have made available to Holdco” (or similar references, and with any correlative word or phrase) means was provided directly to Holdco or its Representatives, in either tangible or electronic form, or made available to Holdco or its Representatives in a virtual data room made available for purposes of the transactions contemplated by this Agreement at least two (2) Business Days prior to the date hereof; and (h) with respect to the Business or the Company, the term “ordinary course of business” will be deemed to refer to the ordinary conduct of the Company’s business in a manner consistent with the past practices of the Owners. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

ARTICLE 2
CONTRIBUTION; CLOSING

2.1. Contribution. Upon the terms and subject to the conditions of this Agreement, effective as of the Closing Date, in exchange for the consideration provided in Section 2.2 below, at the Closing, the Owners shall contribute, transfer, assign, convey and deliver to Holdco, and Holdco shall accept, receive and acquire from the Owners, all of the Membership Interests, free and clear of all Liens (other than any transfer restrictions imposed by any Legal Requirement or the Company’s Organizational Documents).

2.2. Consideration. As the aggregate consideration for the contribution of the Membership Interests by the Owners to Holdco, subject to Section 2.6 and Section 2.7 hereof, Holdco shall issue at the Closing the number and class of Units to each Owner as set forth on Schedule 2.2 attached hereto and listed across from such Owner’s name, in each case subject to the terms and restrictions of the Holdco LLC Agreement (collectively, as the same may be adjusted pursuant to Section 2.7 hereof, and as it may be increased pursuant to Section 2.6 hereof, the “Equity Consideration”).

2.3. Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Locke Lord LLP, 600 Travis Street, Suite 2800, Houston, Texas 77002, on the third (3rd) Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties set forth in Article 7 (other than those conditions that, by their nature, are to be satisfied only at the Closing Date, but subject to the satisfaction or valid waiver of such conditions at the Closing in accordance with this Agreement), or such other date as the Owners’ Representative and Holdco may mutually agree in writing (the date on which the Closing occurs is referred to herein as the “Closing Date”); provided, however, the Parties need not attend the Closing in person, and the delivery of all documents and funds as described in Section 2.4 may be handled by wire transfer and electronic mail or by facsimile transmission. The Closing shall be deemed effective immediately prior to the consummation of the Merger.

2

2.4. Closing Deliveries.

(a) Owners’ Closing Deliveries. At the Closing, the Owners’ Representative, on behalf of the Owners, shall deliver, or cause to be delivered, to Holdco, as applicable:

(i) contribution and assignment agreements, in substantially the form attached hereto as Exhibit B, effecting the contribution and assignment by the Owners to Holdco of the Membership Interests (the “Assignment Agreements”), duly executed by each of the Owners;

(ii) a counterpart signature page or joinder agreement (in form and substance reasonably satisfactory to Holdco) to the Holdco LLC Agreement, duly executed by each of the Owners;

(iii) duly executed copies of the consents and approvals required for the consummation of the transactions contemplated by this Agreement, including those listed on Schedule 2.4(a)(iii);

(iv) certificates in the form prescribed by Treasury Regulation Section 1.1445-2(b)(2) and Section 1446(f)(2) to the effect that each of the Owners is not a foreign person, in substantially the form attached hereto as Exhibit D-1, D-2 or D-3, as applicable, duly executed by each of the Owners;

(v) a certificate from a duly authorized officer of the Company certifying to and providing copies of (A) the Company’s Organizational Documents as in effect at the Closing (including all amendments thereto); and (B) a good standing certificate or the equivalent issued by secretary of state of the jurisdiction of organization of the Company and in each jurisdiction in which the Company is qualified to do business, in each case, dated within ten (10) days of the Closing Date;

(vi) written resignations of the officers and directors or managers of the Company, dated effective as of the Closing Date;

3

(vii) a certificate, dated as of the Closing Date, signed by the Owners’ Representative (on behalf of the Owners), certifying that the conditions set forth in Section 7.1(a), Section 7.1(b) and Section 7.1(c) have been satisfied;

(viii) a lock up agreement with CLNH, in substantially the form attached hereto as Exhibit J, duly executed by each of the Owners; and

(ix) such other documents as reasonably requested by Holdco or the Owners’ Representative or required to consummate the transactions contemplated by this Agreement or required in connection with the Merger Agreement.

(b) Holdco’s Closing Deliveries. At the Closing, Holdco will deliver, or cause to be delivered, the following:

(i) to the Owners, the Equity Consideration in accordance with Section 2.2;

(ii) to the Owners’ Representative, a certificate, dated as of the Closing Date, signed by an authorized representative of Holdco, certifying that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied;

(iii) to the Owners, evidence of the assumption of the Guaranty Obligations by Holdco and a written guaranty in connection with the same, duly executed by Holdco, as applicable; and

(iv) such other documents as reasonably requested by the other Parties or required to consummate the transactions contemplated by this Agreement.

2.5. Merger Agreement.

(a) Each Owner has reviewed, and by his, her or its execution hereof, hereby approves and authorizes the Merger Agreement and the other transaction documents contemplated or referenced therein or otherwise required to consummate the transactions contemplated therein. Each Owner has reviewed the representations, warranties, covenants and indemnities and other terms and conditions set forth in the Merger Agreement and has provided to Holdco true, correct and complete disclosures required under the Merger Agreement with respect to the Company, as applicable. Each Owner, on his, her or its own behalf and on behalf of the Company, and, after the consummation of the transactions contemplated by this Agreement, on behalf of Holdco, hereby (i) deems it to be in the best interest of the Company and, after the consummation of the transactions contemplated by this Agreement, in the best interest of Holdco, for Holdco to enter into the Merger Agreement and consummate the transactions contemplated by the Merger Agreement, including the Merger, (ii) consents to, votes for and raises no objections against the Merger or the process pursuant to which the Merger was arranged, (iii) waives any dissenters, appraisal and similar rights with respect to the Merger, if any, and (iv) agrees that he, she or it shall take all necessary and reasonably desirable actions in connection with the consummation of the transactions contemplated by the Merger Agreement, including the Merger in accordance with the terms and provisions of the Merger Agreement.

4

(b) Each Owner shall (and shall cause the Company to) comply with all of the statements, covenants and obligations contained in Article IV of the Merger Agreement with respect to the Owners and/or the Company, as applicable.

2.6.  Equity Consideration Adjustment—Under Construction Hospital. The provisions of Exhibit H are incorporated herein by reference.

2.7.  Equity Consideration Adjustment—Debt. To the extent that the Company has any Debt outstanding at or immediately prior to the Closing, the aggregate Equity Consideration shall be adjusted at the Closing downwards, pro-rata among the Owners, on a dollar for dollar basis based on the aggregate Debt outstanding.

5

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE OWNERS

Except as otherwise described in the Disclosure Schedules attached hereto or the disclosure schedules attached to the Merger Agreement applicable to the Company, each Owner, severally on such Owner’s own behalf and not jointly and severally, represents and warrants to Holdco that the statements contained in this Article 3 are true and correct as of the date hereof and as of the Closing Date (unless a specific date is set forth in such representation or warranty, in which case such representation or warranty is true and correct as of such specific date):

3.1. Authority; Enforceability. Such Owner that is not an individual is duly organized and validly existing under the laws of its jurisdiction of formation. Such Owner that is not an individual has the requisite limited partnership, limited liability company, or corporate power and authority, as applicable, to execute and deliver this Agreement and the Transaction Agreements to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Transaction Agreements to which such Owner is a party and the consummation by such Owner that is not an individual of the transactions contemplated hereunder and thereunder have been duly authorized and approved by all necessary partnership, company, or corporate action, as applicable, on the part of such Owner. Such Owner that is an individual has all necessary authority and legal capacity to execute and deliver this Agreement and the Transaction Agreements to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Transaction Agreements to which such Owner is a party by such Owner, the performance by such Owner of all the terms and conditions hereof and thereof to be performed by such Owner and the consummation of the transactions contemplated hereby and thereby by such Owner have been duly authorized and approved by all requisite action on the part of such Owner. This Agreement and the other Transaction Agreements to which such Owner is a party have been duly executed and delivered by such Owner. This Agreement and the other Transaction Agreements to which such Owner is a party constitute the valid and binding obligations of such Owner, each enforceable against such Owner in accordance with the terms thereof (assuming the due authorization, execution and delivery thereof by the other parties thereto), subject to applicable bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors’ rights generally and general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity) (collectively, the “Equitable Principles”).

6

3.2. No Conflict.

(a) Except as set forth on Schedule 3.2, the execution and delivery of this Agreement and the other Transaction Agreements to which such Owner is a party and the performance of the transactions contemplated hereby and thereby will not (i) with the giving of notice, the lapse of time or both (i) conflict with, breach or result in a violation of or default under the Organizational Documents of such Owner or any resolution or written consent adopted by the member, board of managers or other governing authority of such Owner, (ii) violate, conflict with, result in a default (or an event which, with notice or lapse of time or both, would result in a violation, conflict or default or require consent under) or require consent under any material Contract or arrangement to which such Owner is a party or by which any assets of such Owner are bound, or cause the creation of any Lien upon such Owner or any of the assets of such Owner, including the Membership Interests; (iii) violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, or require any consent or approval of any Governmental Authority or the filing of any notice or other instrument by such Owner with any Governmental Authority pursuant to any Legal Requirement applicable to such Owner; or (iv) accelerate any obligation under, or give rise to a right of termination of, any material Contract, Permit, license or authorization to which such Owner is a party or by which such Owner or any of his, her or its respective assets are bound.

(b) Such Owner has obtained all necessary consents, authorizations, approvals and orders, and has made all registrations, qualifications, designations, declarations or filings with all federal, state, or other relevant Governmental Authorities, required by such authorities to be obtained or made, as applicable, by such Owner in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements.

(c) Except for approvals by the member and board of managers or other governing authority of such Owner, if applicable, all of which have been obtained prior to the Closing Date, no consents, notices, authorizations or approvals of any Person (including, without limitation, any Governmental Authority) are required to be obtained by such Owner in order to execute and deliver this Agreement and the Transaction Agreements to which such Owner is a party and to consummate the closing of the transactions contemplated herein and therein.

3.3. Ownership. Such Owner owns, legally and of record, all of the Equity Interests in the Company as set forth opposite such Owner’s name on Schedule 3.3, which such Equity Interests constitute in the aggregate all of the issued and outstanding Equity Interests of the Company owned by such Owner. With the exception of any liens or security interests set forth on Schedule 3.3 hereto, all of such Equity Interests have been duly authorized and validly issued and are fully paid and nonassessable. Such Owner does not own any other interests in the Company, nor does he, she or it have an option, warrant, equity appreciation right, convertible security or other contractual right or security (whether or not currently exercisable) to acquire any such interests.

7

3.4. Accredited Investor Status; Investment Intent.

(a) Each of the Owners understands that the Units to be acquired by such Owner pursuant to this Agreement will not be registered under the Securities Act or other applicable federal or state securities laws and the rules and regulations promulgated thereunder. Such Owner also understands that such Units are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon such Owner’s representations contained in this Agreement.

(b) Such Owner represents that he, she or it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D of the Securities Act, or that such Owner (i) has adequate means of providing for current needs and personal contingencies and has no need to sell the Units in the foreseeable future (that is, at the time of this Agreement, such Owner can afford to hold the Units for an indefinite period of time); (ii) has sufficient knowledge and experience in business and financial matters to be able to evaluate the risks and merits of an investment in the Units, (iii) has the capacity to understand the merits and risks associated with an investment in the Units or (iv) is a member of Holdco’s management and/or is familiar with Holdco, its financial condition and operations. Such Owner understands that he, she or it must bear the economic risk of this investment indefinitely unless the Units are registered pursuant to the Securities Act, or an exemption from registration is available. Such Owner understands that Holdco has no present intention of registering the Units held by such Owner. Such Owner also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow such Owner to transfer all or any portion of the Units held by such Owner under the circumstances, in the amounts or at the times that such Owner might propose.

(c) With the exemption of the contemplated exchange of the Units in the Merger, the Units issued to such Owner are being acquired for such Owner’s own account and for the purpose of investment, and not with the view to, or for resale in connection with, any distribution or public offering thereof in violation of the Securities Act or other applicable federal or state securities laws and the rules and regulations promulgated thereunder.

(d) Such Owner has had sufficient time to review the Merger Agreement and the Risk Factors attached as Exhibit G hereto, has had ample opportunity to conduct inquiries and discussions satisfactory to such owner with respect to the transactions contemplated herein and in the Merger Agreement. Further, such owner acknowledges that such owner has the right to be represented by separate legal, financial and tax advisors.

(e) The representations of such Owner set forth in this Section 3.4 are made for the purpose of complying with Regulation D of the Securities Act.

8

ARTICLE 4
REPRESENTATIONS AND WARRANTIES RELATING
TO THE COMPANY AND THE BUSINESS

Except as otherwise described in the Disclosure Schedules attached hereto or the disclosure schedules attached to the Merger Agreement applicable to the Company, each Owner, severally on such Owner’s own behalf and not jointly and severally for or on behalf of any other Owner, represents and warrants to Holdco that the statements contained in this Article 4 are true and correct as of the date hereof and as of the Closing Date (unless a specific date is set forth in such representation or warranty, in which case such representation or warranty is true and correct as of such specific date):

4.1. Organization.

(a) The Company has been duly organized and validly formed as a limited liability company organized under the laws of the State of [_______] and is validly existing and in good standing thereunder. The Company has all requisite power and authority to own and operate its property and assets and to conduct the Business as it is currently being conducted. The Owners have made available to Holdco true and complete copies of each of the Company’s Organizational Documents. The Company does not have any direct or indirect Subsidiaries nor does it own, directly or indirectly, any capital of or other equity interest in or have any other investment in any other Entity.

(b) Except as set forth on Schedule 4.1(b), the Company has not conducted the Business under or otherwise used, for any purpose in any jurisdiction, any “d/b/a,” fictitious name, assumed name, trade name or other name.

4.2. Qualification. The Company is duly qualified and in good standing to do business in each jurisdiction in which the nature of the Business or the ownership, operation or leasing of its assets makes such qualification necessary.

4.3. No Conflict.

(a) Except as reflected on Schedule 4.3(a), the execution of this Agreement and the other Transaction Agreements and the performance of the transactions contemplated hereby and thereby will not: (i) violate, conflict with or result in a default of any provision the Company’s Organizational Documents; (ii) violate or conflict with, result in a default under (or an event which, with notice or lapse of time or both, would result in a default) under any material Contract to which the Company is a party or by which any of the assets of the Company are bound, or cause the creation of any Lien upon the Company’s Equity Interests or any of the assets or business of the Company; (iii) violate or result in a violation of, or constitute a default under, any Legal Requirement by the Owners or the Company; or (iv) accelerate any obligation under, or give rise to a right of termination of any material Contract or material Permit to which the Company is a party or by which any of the assets of the Company are bound.

9

(b) Except as set forth on Schedule 4.3(b), there are no authorizations, approvals and orders and no registrations, qualifications, designations, declarations or filings with any federal, state, or other relevant Governmental Authorities, required by such Governmental Authorities to be obtained by the Owners or the Company in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements.

(c) Except as set forth on Schedule 4.3(c), neither the execution of this Agreement and the other Transaction Agreements nor the performance of the transactions contemplated hereby and thereby will (i) give rise to an acceleration of any amount payable by, or give rise to any additional payment by the Company or (ii) pursuant to a preferential purchase right, right of first refusal or offer, buy-sell arrangement or other provision, give any Person the right to acquire all or any part of equity or any of the assets or business of the Company.

4.4. Capitalization.

(a) Schedule 4.4(a) lists all of the issued and outstanding Equity Interests of the Company and the Persons who hold legal and record title to such Equity Interests. The Equity Interests listed on Schedule 4.4(a) constitute all of the issued and outstanding Equity Interests in the Company as applicable. All of such Equity Interests have been duly authorized and validly issued and are fully paid and non-assessable.

(b) Except as set forth on Schedule 4.4(b), there are no Contracts obligating the Company (i) to issue, sell, pledge, dispose of or encumber any of its Equity Interests, or any securities convertible, exercisable or exchangeable into any Equity Interests of the Company, (ii) to redeem, purchase or acquire in any manner any class of any equity of the Company or any securities that are convertible, exercisable or exchangeable into any Equity Interests of the Company, or (iii) to make a distribution of any kind with respect to any of the equity of the Company. There are no outstanding or authorized equity appreciation, phantom stock, preemptive rights, approval rights, proxies, rights of first refusal, profit participation rights or similar rights affecting the Equity Interests of the Company. There are no voting trusts, proxies, or other similar agreements or understandings with respect to the voting or registration of the Company.

4.5. Merger Agreement Representations. The statements contained in Article VII of the Merger Agreement with respect to the Owners and/or the Company are true, accurate and complete as of the date of the Merger Agreement and as of the Closing Date (as defined under the Merger Agreement) (unless a specific date is set forth in such representation or warranty, in which case such representation or warranty is true and correct as of such specific date).

10

4.6. Fees and Commissions. Except as set forth on Schedule 4.6, none of the Company nor the Owners has retained, or otherwise authorized to act, any finder, broker, agent, financial advisor or other similar intermediary (collectively “Intermediary”) in connection with the transactions contemplated by this Agreement or entered into any Contract or other arrangement or understanding (written or oral, express or implied) with an Intermediary that has resulted or may result in an obligation by the Company or Holdco to pay any fees or commissions to any broker or finder as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF HOLDCO

Holdco represents and warrants to the Owners that the statements contained in this Article 5 are true, accurate and complete as of the date hereof and as of the Closing Date (unless a specific date is set forth in such representation or warranty, in which case such representation or warranty is true and correct as of such specific date):

5.1. Organization; Authority. Holdco is a limited liability company that is duly organized, validly existing and in good standing under the laws of the State of Delaware. Holdco has all requisite limited liability company power and authority to execute and deliver this Agreement and the other Transaction Agreements contemplated herein, to consummate the transactions contemplated hereby and thereby and to perform all the terms and conditions hereof and thereof to be performed by Holdco, as applicable. The execution and delivery of this Agreement and the other Transaction Agreements by Holdco, the performance by Holdco of all the terms and conditions hereof and thereof to be performed by Holdco and the consummation of the transactions contemplated hereby and thereby by Holdco have been duly authorized and approved by all requisite action on the part of Holdco. This Agreement and the other Transaction Agreements to which Holdco is a party have been duly executed and delivered by Holdco. This Agreement and the other Transaction Agreements to which Holdco is a party constitute the legal, valid and binding obligations of Holdco (assuming the due authorization, execution and delivery thereof by the other Parties hereto and thereto other than Holdco), each enforceable against Holdco in accordance with the terms thereof, subject to Equitable Principles.

5.2. No Conflict.

(a) The execution and delivery of this Agreement and the other Transaction Agreements to which Holdco is a party and the performance of the transactions contemplated hereby and thereby will not (i) with the giving of notice, the lapse of time or both (i) conflict with, breach or result in a violation of or default under the Organizational Documents of Holdco or any resolution or written consent adopted by the member, board of managers or other governing authority of Holdco, (ii) violate, conflict with, result in a default (or an event which, with notice or lapse of time or both, would result in a violation, conflict or default or require consent under) or require consent under any material Contract or arrangement to which Holdco is a party or by which any assets of Holdco are bound, or cause the creation of any Lien upon any of the assets or limited liability company interests of Holdco; (iii) violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, or require any consent or approval of any Governmental Authority or the filing of any notice or other instrument by Holdco with any Governmental Authority pursuant to any Legal Requirement applicable to Holdco; or (iv) accelerate any obligation under, or give rise to a right of termination of, any material Contract, Permit, license or authorization to which Holdco is a party or by which Holdco or any of its assets are bound.

11

(b) Holdco has obtained all necessary consents, authorizations, approvals and orders, and have made all registrations, qualifications, designations, declarations or filings with all federal, state, or other relevant Governmental Authorities, required by such authorities to be obtained or made, as applicable, by Holdco in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements.

(c) Except for approvals by the member and board of managers or other governing authority of Holdco, all of which have been obtained prior to the Closing Date, no consents, notices, authorizations or approvals of any Person (including, without limitation, any Governmental Authority) are required to be obtained by Holdco in order to execute and deliver this Agreement and the Transaction Agreements to which Holdco is a party and to consummate the closing of the transactions contemplated herein and therein.

5.3. Fees and Commissions. Neither Holdco nor any of its Affiliates has retained, or otherwise authorized to act, any Intermediary in connection with the transactions contemplated by this Agreement or entered into any Contract or other arrangement or understanding (written or oral, express or implied) with an Intermediary that may result in an obligation for Owners, the Company or Holdco to pay any fees or commissions to any Intermediary as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement.

ARTICLE 6
COVENANTS

6.1. Covenants Regarding Conduct of the Company. From the date hereof through the earlier of the termination of this Agreement pursuant to Article 8 and the Closing, except as (1) permitted or required by the other terms of this Agreement, the Transaction Agreements or the Merger Agreement, (2) described on Schedule 6.1, (3) required by any material Contract or material Permit, or (4) consented to or approved in writing by Holdco:

12

(a) the Owners shall, and shall cause the Company to, adhere to Section 4.2(a) of the Merger Agreement with respect to the Company; and

(b) the Owners shall not and shall cause the Company not to, directly or indirectly, do or propose to do any of the items set forth in Section 4.2(b) of the Merger Agreement.

6.2. Information, Access and Assistance. From the date hereof through the earlier of the termination of this Agreement pursuant to Article 8 and the Closing Date, upon receipt of reasonable advance notice and in furtherance of Holdco’s investigation of the Company, the Owners will afford Holdco and its authorized Representatives reasonable access during normal business hours to the offices, properties, books and records, and Representatives of the Company who have significant responsibility in connection with the Business, and will furnish Holdco with such additional information directly concerning the Company’s businesses, properties and personnel as may reasonably be requested; provided further, Holdco shall, and shall cause its Representatives to, observe and comply with all material health, safety, and security requirements of the Company. Any inspection or investigation conducted by Holdco or its representatives prior to the Closing will be conducted in accordance with applicable Legal Requirements, and in such manner as not to interfere unreasonably with the business or operations of the Company.

6.3. Public Announcements. The Parties shall not, and shall not permit their Representatives to, make or release any public announcements or otherwise communicate with any news media with respect to this Agreement or the Merger Agreement, the consummation of the transactions contemplated herein or the Merger Agreement, including the Merger, the identity of the Parties or their Affiliates, or any of the agreements, documents and instruments to be entered into in connection herewith, in each case without the prior written approval of Holdco or the Owners’ Representative, as applicable. Notwithstanding the foregoing, (i) Holdco and its Representatives shall be entitled to disclose this Agreement or any of the agreements, documents and instruments to be entered into in connection herewith, to CLNH and its Representatives, and (ii) each Party may make such public announcement as its counsel or accountants reasonably believe is the minimum disclosure necessary to satisfy the Party’s or CLNH’s obligations under applicable securities law (in which case the disclosing Party shall advise the other Party and provide it with a copy of the proposed disclosure or filing prior to making the disclosure or filing).

6.4. Consents; Further Assurances. The Parties shall execute and deliver to the other, from and after the date hereof, any other agreement or instrument which may be reasonably requested by the other and which is reasonably appropriate to perfect or evidence any of the sales, assignments, contributions, transfers or conveyances contemplated by this Agreement or the Merger Agreement. From and after the date hereof, the Parties shall also cooperate with one another and use commercially reasonable efforts to obtain any third party consents and Permits necessary for Holdco and its Affiliates (including after the Closing, the Company) to continue to operate the Business in substantially the same manner operated by the Owners prior to the Closing Date, and to do any and all such further acts and things as may be reasonably necessary to effect completely the intent of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, to the extent the Parties consummate the transactions contemplated hereby prior to obtaining a third party consent required in connection with the other transactions contemplated by this Agreement, the Owners shall use commercially reasonable efforts to take such actions as may be possible without violation or breach of any such non-assignable material Contract or Permits to effectively provide Holdco with the economic benefits of such material Contracts and Permits.

13

6.5. Waiver, Release and Discharge. Effective as of the Closing, except for (i) the Retained Rights and (ii) as set forth in this Section 6.5, each of the Owners does hereby unconditionally and irrevocably, on behalf of itself, and its Affiliates, shareholders, members, partners, equityholders, owners, officers, directors, managers, representatives, employees, agents, advisors and each of their respective successors, assigns, and any other Person claiming by, through or under any of the foregoing (each, a “Releasing Party”), release, acquit and forever discharge Holdco and the Company and their respective past and present shareholders, members, partners, equityholders, owners, officers, directors, managers, representatives, employees, advisors and each of their respective successors and assigns (the “Released Parties”), from any and all claims, actions, causes of action, suits, rights, debts, agreements, damages, injuries, losses, costs, expenses (including legal fees) and demands whatsoever and all consequences thereof, of every nature or description, whether known or unknown, suspected or unsuspected, foreseen or unforeseen, actual or potential, whether existing as of the Closing or arising from actions or omissions occurring prior to the Closing, that any of Releasing Party ever had, now has or may in the future have against any of the Released Parties, in law or in equity, as a result of any act, transaction, agreement, event or omission (or any circumstances existing) on or prior to the Closing Date. Notwithstanding the foregoing to the contrary, the release set forth in this Section 6.5 shall not apply to (a) any rights, remedies, claims and causes of action related to the obligations of Holdco or the other Released Parties pursuant to this Agreement or the Transaction Agreements or any claims arising out of the transactions contemplated by this Agreement or (b) the Retained Rights. The term “Retained Rights” means, with respect to the Owners, (A) if such Owner is an employee of the Company, such Owner’s claims or rights to accrued compensation for services rendered to the Company in the ordinary course of business, (B) if such Owner is an employee of the Company, claims or rights to accrued compensation, benefits or other remuneration of the Owners, and (C) any claim arising from any rights of indemnification, contribution, advancement of expenses or insurance coverage or protection that the Owners have or had pursuant to the Organizational Documents of the Company. Each of the Owners understands that this is a full and final general release of all liabilities, duties and obligations of any nature whatsoever, whether or not known, suspected or claimed, that could have been asserted in any legal or equitable proceeding against the Released Parties to the extent relating to the matters in this Section 6.5.

14

6.6. Consent and Waiver of Organizational Documents. By execution of this Agreement, each Owner hereby (a) approves, ratifies and consents to the transfer of the Membership Interest by each other Owner, as contemplated hereby, and (b) irrevocably WAIVES any and all rights of first refusal or other restrictions on transfer that such Owner may have pursuant to the Organizational Documents, or otherwise, and any notice rights or other similar rights associated therewith, with respect to the Membership Interest being transferred hereby.

6.7. Transfer Taxes. The Owners shall pay all Transfer Taxes, if any. Any Tax Returns that must be filed in connection with Transfer Taxes shall be prepared and timely filed by the Party required under applicable law to file such Tax Returns, and such Party shall provide such Tax Returns to the other Party at least ten (10) Business Days prior to the due date for such Tax Returns. The Parties shall cooperate in filing all necessary Tax Returns as relates to Transfer Taxes and providing each other with any appropriate resale exemption certifications and other similar documentation.

6.8. Restrictive Covenants. Each of the Owners, and to the extent applicable, the Doctor-Owner affiliated with such Owner and listed on the signature pages attached hereto, acknowledges and agrees to be bound by the terms and provisions attached hereto as Exhibit I (collectively, the “Restrictive Covenants”).

6.9. Shift Guaranty Agreements. Each of the Owners, and to the extent applicable, the Doctor-Owner affiliated with such Owner and listed on the signature pages attached hereto, acknowledges and agrees that he, she or it shall continue to be bound by and subject to and shall comply with the terms and provisions of Section 10.7 or 10.8 of the Operating Agreement and/or such other provisions in the Operating Agreement, as applicable, which address such Owner’s and/or Doctor-Owner’s shift obligations or performance of service obligations with respect to the Facility or related facilities, as applicable, as if such Owner and/or Doctor-Owner were still a party to and subject to the terms and conditions of the Operating Agreement in all respects (the “Shift Guaranty”).

6.10. Guaranty Obligations. In connection with and effective as of the consummation of the transactions contemplated by this Agreement and the Merger Agreement, Holdco will guaranty a pro rata percentage of the obligations under the real estate leases to which the Company is a party based on Holdco’s pro rata ownership of the Company immediately after the consummation of the transactions contemplated by this Agreement (the “Guaranty Obligations”). For avoidance of doubt, no Party shall be required to pay or be responsible for more than its pro rata share portion (based on ownership of the Company immediately after consummation of the transactions contemplated by this Agreement) of the obligations under such real estate leases.  In the event that any Party is required to pay more than its pro rata portion in connection with the obligations under such real estate leases, the other Parties shall be responsible for and contribute to the overpaying Parties their respective pro rata portions of such obligations.

15

ARTICLE 7
CONDITIONS TO CLOSING

7.1. Holdco’s Closing Conditions. Holdco’s obligations to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or to the extent permitted by Legal Requirement, waiver by Holdco), at or prior to the Closing, of each of the following conditions:

(a) (i) The Fundamental Representations of the Owners in Articles 3 and 4 shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly speak as of a specified date, in which case such representations and warranties shall be true and correct in all respects on and as of such specified date), and (ii) all other representations and warranties of the Owners set forth in this Agreement shall be true and correct (without giving effect to any “materiality,” “in all material respects,” “Material Adverse Effect” or other materiality-based qualifiers) as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly speak as of a specified date, in which case such representations and warranties shall be true and correct in all respects on and as of such specified date) except in the case of clause (ii) where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” qualifiers set forth therein) does not, and would not reasonably be expected to, individually or in the aggregate, constitute a Material Adverse Effect.

(b) The Owners will have performed or caused the Company to have performed and complied in all material respects with all of the covenants required by this Agreement to be performed or complied with by them or it on or prior to the Closing Date.

(c) No Material Adverse Effect shall have occurred since the date hereof.

(d) Holdco shall have received (or the Owners or the Owners’ Representative shall be ready, willing and able to deliver) all of the closing deliveries listed in Section 2.4(a).

(e) There will not be any action or proceeding before any Governmental Authority with respect to which an unfavorable Order would prohibit the consummation of the transactions contemplated by this Agreement or declare the consummation of the transactions unlawful or require the consummation of the transactions to be rescinded.

(f) The shareholders of CLNH shall have approved the Merger and CLNH shall be ready and willing to consummate the Merger subject only to the Closing of this Agreement or Holdco shall have entered into an alternative transaction with CLNH or a different third party and such third party is ready and willing to consummate the transaction prior to the Outside Date.

16

7.2. The Owners’ Closing Conditions. The obligations of the Owners to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or to the extent permitted by Legal Requirement, waiver by the Owners), at or prior to the Closing, of each of the following conditions:

(a) (i) The Fundamental Representations of Holdco in Article 5 shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly speak as of a specified date, in which case such representations and warranties shall be true and correct in all respects on and as of such specified date), and (ii) all other representations and warranties of Holdco set forth in this Agreement shall be true and correct as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly speak as of a specified date, in which case such representations and warranties shall be true and correct in all respects on and as of such specified date), except in the case of clause (ii) where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” qualifiers set forth therein) does not and would not reasonably be expected to, individually or in the aggregate, constitute a material adverse effect on Holdco.

(b) Holdco will have performed and complied in all material respects with all the covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) The Owners shall have received (or Holdco shall be ready, willing and able to deliver) all of the closing deliveries listed in Section 2.4(b).

(d) There will not be any action or proceeding before any Governmental Authority with respect to which an unfavorable Order would prohibit the consummation of the transactions contemplated by this Agreement or declare the consummation of the transactions unlawful or require the consummation of the transactions to be rescinded.

(e) The shareholders of CLNH shall have approved the Merger and CLNH shall be ready and willing to consummate the Merger subject only to the Closing of this Agreement or Holdco shall have entered into an alternative transaction with CLNH or a different third party and such third party is ready and willing to consummate the transaction prior to the Outside Date.

17

ARTICLE 8
TERMINATION

8.1. Termination Rights. This Agreement may be terminated and the transactions contemplated hereunder abandoned at any time prior to the Closing as follows:

(a) by mutual written consent of the Owners’ Representative (on behalf of the Owners) and Holdco;

(b) by the Owners’ Representative (on behalf of the Owners) or Holdco if there shall be in effect a final non-appealable Order of a Governmental Authority of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; provided, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to the Owners’ Representative (on behalf of the Owners), on the one hand, or Holdco, on the other hand, if such Order was primarily due to the failure of the Owners, on the one hand, or Holdco, on the other hand, to perform any of their respective obligations under this Agreement;

(c) by the Owners’ Representative (on behalf of the Owners) in the event that there will have been a breach or inaccuracy of Holdco’s representations and warranties in this Agreement or a failure by Holdco to perform its covenants in this Agreement, in any such case in a manner that the conditions to the Closing set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied (provided that none of the representations and warranties set forth in Article 3 or Article 4 will have become and continue to be untrue in a manner that would cause the condition set forth in Section 7.1(a) not to be satisfied and there has been no failure by the Owners to perform their covenants in such a manner as would cause the condition set forth in Section 7.1(b) not to be satisfied); provided, however, that the Owners’ Representative (on behalf of the Owners) will provide notice to Holdco as soon as practicable after becoming aware of any such breach, inaccuracy or failure of Holdco; and provided further, that if such breach, inaccuracy or failure is curable by Holdco through the exercise of its commercially reasonable efforts then, for up to thirty (30) days (or any shorter period of time that remains between the date the Holdco receives written notice of such violation or breach and the Outside Date) from the date Holdco receives notice of such breach, inaccuracy or failure from the Owners’ Representative (on behalf of the Owners), as long as Holdco continues to exercise such commercially reasonable efforts, the Owners’ Representative (on behalf of the Owners) may not terminate this Agreement under this Section 8.1(c) prior to the later of (x) the Outside Date or (y) the end of such 30-day period;

18

(d) by Holdco in the event that there has been a breach or inaccuracy of the representations and warranties set forth in Article 3 or Article 4 or a failure by the Owners to perform their covenants in this Agreement, in any such case in a manner that the conditions to the Closing set forth in Section 7.1(a) or Section 7.1(b) would not be satisfied (provided that none of the representations and warranties of Holdco will have become and continue to be untrue in a manner that would cause the condition set forth in Section 7.2(a) not to be satisfied and there has been no failure by Holdco to perform its covenants in such a manner as would cause the condition set forth in Section 7.2(b) not to be satisfied); provided, however, that Holdco will provide notice to the Owners’ Representative as soon as practicable after becoming aware of any such breach or inaccuracy of the Owners; and provided further, that if such breach or inaccuracy is curable by the Owners through the exercise of commercially reasonable efforts then, for up to thirty (30) days (or any shorter period of time that remains between the date the Owners’ Representative (on behalf of the Owners) receives written notice of such violation or breach and the Outside Date) from the date the Owner receives notice of such breach or inaccuracy from Holdco, as long as the Owners continue to exercise such commercially reasonable efforts, Holdco may not terminate this Agreement under this Section 8.1(d) prior to the later of (x) the Outside Date or (y) the end of such 30-day period; or

(e) by either the Owners’ Representative (on behalf of the Owners) or Holdco following the Outside Date (as the same may be extended pursuant to the terms of this Agreement by mutual written agreement of the Owners’ Representative (on behalf of the Owners) and Holdco); provided that the right to terminate this Agreement under this Section 8.1(e) will not be available to any Party whose breach of any representation, warranty or covenant contained in this Agreement will have been the cause of, or will have resulted in, the failure of the Closing to occur on or before the Outside Date.

8.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1, all obligations of the Parties will terminate, except for the provisions of this Section 8.2 and Article 10.

ARTICLE 9
INDEMNIFICATION

9.1. Indemnification by the Owners. Subject to the limitations and other terms of this Article 9, from and after the Closing, each Owner, severally on such Owner’s own behalf (based on such Owner’s pro rata ownership of the Company) and not jointly and severally for or on behalf of any other Owner, hereby agrees to and shall indemnify, defend and hold harmless Holdco and its Affiliates and the partners, members, managers, directors, officers, shareholders, equityholders, employees, successors and assigns of the foregoing (collectively, the “Holdco Indemnitees”) from and against any and all Losses incurred by Holdco Indemnitees arising out of or resulting from:

(a) the failure of such Owner’s representations or warranties contained in Article 3 and Article 4 or any other Transaction Agreement to be true and correct;

(b) the failure of such Owner to perform any of covenants or obligations to be performed by such Owner individually under this Agreement or any other Transaction Agreement; and

(c) if applicable, any Real Estate Guaranty.

19

9.2. Indemnification by Holdco. Subject to the other terms of this Article 9, from and after the Closing, Holdco hereby unconditionally, absolutely and irrevocably agrees to and shall indemnify, defend and hold harmless the Owners and their respective Affiliates and the partners, members, managers, directors, officers, shareholders, equityholders, employees, successors and assigns of the foregoing (collectively, the “Owner Indemnitees”), from and against any and all Losses arising out of or resulting from (a) the failure of Holdco’s representations or warranties contained in this Agreement or any other Transaction Agreement to be true and correct, and (b) the failure of Holdco to perform any of its covenants or obligations under this Agreement or any other Transaction Agreement.

9.3. Claim Procedures. Each Person entitled to be indemnified under this Article 9 (each, an “Indemnitee”) agrees that after it becomes aware of facts giving rise to a claim by it for indemnification pursuant to this Article 9, such Indemnitee must assert its claim for indemnification under this Article 9 (each, a “Claim”) by providing a written notice (a “Claim Notice”) to Holdco or to the Owners’ Representative, on behalf of Owners, as applicable, depending on which Parties are allegedly required to provide indemnification protection under this Article 9 (each, an “Indemnitor”), specifying, in reasonable detail, the nature and basis for such Claim and copies of all documents and a summary of all other information reasonably available in connection therewith. Notwithstanding the foregoing, an Indemnitee’s failure to send or delay in sending a Claim Notice will not relieve the Indemnitor from liability hereunder with respect to such Claim except in the event and only to the extent that the Indemnitor is materially prejudiced by such failure or delay. The Indemnitor shall have thirty (30) days after its receipt of such notice to respond in writing to a Claim that is a third party claim. Indemnitee shall provide all information and copies of all documents reasonably requested by Indemnitor and shall reasonably cooperate with Indemnitor in connection with any Claim. If the Indemnitor does not respond to a third-party Claim Notice within such thirty (30)-day period, the Indemnitor shall be deemed to have rejected such Claim, in which case the Indemnitee shall be free to pursue such remedies as may be available to the Indemnitee on the terms and subject to the provisions of this Agreement.

9.4. Third Party Claims and Direct Claims.

(a) In the event of the assertion of any Claim for which, by the terms hereof, an Indemnitor is obligated to indemnify an Indemnitee where liability is assert against or sought to be collected from an Indemnitee by a third party (a “Third Party Claim”), the Indemnitor will have the right, at such Indemnitor’s expense, to assume the defense of same and, subject to the terms of this Section 9.4, the right to direct and control such defense, including the appointment and selection of counsel on behalf of the Indemnitee. Subject to Section 9.4(c), the Indemnitor will have the right to reasonably settle or compromise or take any corrective or remediation action with respect to any such Third Party Claim by all appropriate proceedings, which proceedings will be diligently and reasonably prosecuted by the Indemnitor to a final conclusion or settled at the discretion of the Indemnitor. The Indemnitee will be entitled, at its own cost, to participate with the Indemnitor in the defense of any such Third Party Claim.

20

(b) If the Indemnitor accepts responsibility for any such Third Party Claim but fails to diligently prosecute such Claim, or if the Indemnitor does not accept responsibility for any such Third Party Claim, the Indemnitee may assume control of such defense and in the event it is finally determined by a court of competent jurisdiction that the Third Party Claim was a matter for which the Indemnitor is responsible under the terms of this Agreement, the Indemnitor will bear the reasonable costs and expenses of such defense (including reasonable fees and expenses of a single outside counsel).

(c) Notwithstanding anything to the contrary in this Agreement, the Indemnitor will not be permitted to settle, compromise, take any corrective or remedial action or enter into an agreed judgment or consent decree (a “Settlement”), in each case, that subjects the Indemnitee to any criminal liability, requires an admission of guilt or wrongdoing or violation of Legal Requirements or any Contract on the part of or by the Indemnitee or its Affiliates, or imposes injunctive relief or any continuing obligation on (including any restriction on the activity or conduct of an Indemnitee) or requires any payment from the Indemnitee without the Indemnitee’s prior written consent, which consent will not be unreasonably withheld or delayed. The Indemnitee shall reasonably cooperate and shall cause its Affiliates to reasonably cooperate in the defense of any Third Party Claim, including by providing access to such personnel, support and relevant business records and other documents as may be reasonably requested by the Indemnitee in connection with such defense.

(d) The Owners’ Representative and Holdco shall cooperate and shall cause the other Parties to cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including providing access to applicable personnel and available records relating to such Third Party Claim and furnishing, without expense, to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Claim.

(e) Any claim for indemnification of Losses under this Article 9 that is not a Third Party Claim (a “Direct Claim”) by an Indemnitee shall be asserted by giving prompt written notice thereof, and in any event within thirty (30) days of discovery of such claim, to the Owners’ Representative (in the case of indemnification sought by Holdco) or Holdco (in the case of indemnification sought by the Owners’ Representative on behalf of Owners); provided, however, that any delay in providing, or the failure to provide such notification, shall not affect the right of the Indemnitee to indemnification hereunder except in the event and only to the extent that the Indemnitor is materially prejudiced by such failure or delay. Such notice shall describe the Direct Claim in reasonable detail, including copies of any written documents in connection therewith and other reasonably available information and shall indicate the estimated amount of Losses, if reasonably determinable, sustained by the Indemnitee.

21

(f) The Indemnitor shall not be bound to or obligated to pay any Direct Claim under this Agreement unless (i) a written instrument is executed by the Indemnitor (which shall be the Owners’ Representative on behalf of all Owners, if any or all of the foregoing are the Indemnitor, and Holdco, if any or all of the foregoing are the Indemnitor) pursuant to which such applicable Party agrees to indemnify the applicable Indemnitees for the applicable Losses, or (b) a court of competent jurisdiction has issued a final, non-appealable order, ruling, judgment or decree (“Order”) regarding the disposition of such Direct Claim. The Indemnitee (acting through the Owners’ Representative, for all Owners or Holdco will be free to pursue enforcement of any final, non-appealable Order as set forth above in any federal or state court of competent jurisdiction located in Harris County, Texas.

9.5. Survival. Subject to the limitations and other provisions of this Agreement, all of the representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement as set forth in this Section 9.5. The representations and warranties in this Agreement shall remain in effect until the date that is eighteen (18) months following the Closing Date, which shall constitute the Cutoff Date (as further defined below) with respect to such representations and warranties; provided that Section 3.1 (“Authority; Enforceability”), Section 3.2 (“No Conflict”), Section 3.3 (“Ownership”), Section 4.1 (“Organization”), Section 4.3 (“No Conflict”), Section 4.4 (“Capitalization”), Section 4.6 (“Fees and Commissions”), Section 5.1 (“Organization; Authority”), Section 5.2 (“No Conflict”), and Section 5.3 (“Fees and Commissions”) (collectively, the “Fundamental Representations”), shall survive indefinitely; provided, further, that Section 4.5 (Merger Agreement Representations) shall survive twenty-four (24) months following the Closing Date. The covenants and agreements of the Parties made herein shall survive until such covenants have been performed in accordance with the terms and provisions herein or for the period explicitly specified therein, and any Claims with respect to fraud shall survive until the statute of limitations applicable thereto expires. The date on which the survival of a representation, warranty, covenant or agreement ends pursuant to this Section 9.5, shall be the “Cutoff Date” with respect to such representation, warranty, covenant or agreement, as applicable, and the Parties’ right to assert Claims or commence Proceedings with respect thereto shall expire and terminate at such Cutoff Date; provided, however, that any representation or warranty or covenant that would otherwise terminate in accordance with this Section 9.5 will continue to survive if a notice of a claim (whether or not formal legal action shall have been commenced based upon such claim) shall have been given under Section 9.4 on or prior to such date on which it otherwise would terminate, until the related claim for indemnification has been satisfied or otherwise resolved as provided in this Article 9, but such survival shall only be with respect to the matters covered by or relating to such notice of claim.

22

9.6. Limitations.

(a) No Owner will have any liability under Section 9.1(a) until Holdco has suffered Losses in excess of one percent (1%) of the value of the aggregate Equity Consideration (determined as of the time of Closing) (the “Indemnity Threshold”) in the aggregate arising with respect to a Claim or series of related Claims if such Claim or series of related Claims arise out of the same or similar facts or circumstances under Section 9.1(a) and then the Owners will be responsible for all recoverable Losses under Section 9.1(a) (including the Losses making up the Indemnity Threshold); provided, however that the Indemnity Threshold shall not apply to any Claim based on Section 4.5 (Merger Agreement Representations), a breach of the Fundamental Representations or fraud by the Owners. Further, the Owners’ maximum indemnification liability with respect to any Losses under this Article 9 shall in no event exceed ten percent (10%) of the value of the aggregate Equity Consideration (determined as of the time of Closing) (the “Cap”); provided, however that the Cap shall not apply to any Claim based on a breach of Section 4.5 (Merger Agreement Representations), the Fundamental Representations or fraud by the Owners.

(b) Notwithstanding anything to the contrary in this Article 9 or elsewhere in this Agreement, no Claim for indemnification under Section 9.1 may be asserted by any Indemnitee following the applicable Cutoff Date described in Section 9.5; provided, however, that such Cutoff Date shall not affect or limit any Claim asserted in good faith with reasonable specificity and in writing by notice the Indemnitee to the Indemnitor prior to such Cutoff Date which such Claims shall survive until finally resolved pursuant to the terms hereof.

9.7. Sources of Recovery. To the extent a monetary obligation or payment is due and owing by the Owners to any Holdco Indemnitee pursuant to this Article 9, at the Indemnitor’s option, any such indemnification payment may be satisfied, as applicable, (i) pursuant to a forfeiture of a corresponding amount of any shares of CLNH then held by such Indemnitor, based on the fair market value (calculated by taking the average of the highest and lowest selling prices of the shares of CLNH) of such shares of CLNH as of the date of determination that such indemnification obligation is due and owing (by final nonappealable court order or agreement of the Indemnitor and Holdco Indemnitee); and/or (ii) by wire transfer of immediately available funds to the account or accounts designated in writing by Holdco Indemnitee within five (5) Business Days after it is established (by final nonappealable court order or agreement of the Indemnitor and Holdco Indemnitee) that Holdco Indemnitee is entitled to such payment under this Article 9.

23

9.8. Express Negligence; Limitations on Defense.

(a) THE FOREGOING INDEMNITIES SET FORTH IN THIS ARTICLE 9 ARE INTENDED TO BE ENFORCEABLE AGAINST THE PARTIES IN ACCORDANCE WITH THE EXPRESS TERMS AND SCOPE THEREOF NOTWITHSTANDING ANY EXPRESS NEGLIGENCE RULE OR ANY SIMILAR DIRECTIVE THAT WOULD PROHIBIT OR OTHERWISE LIMIT INDEMNITIES BECAUSE OF THE SIMPLE OR GROSS NEGLIGENCE (WHETHER SOLE, CONCURRENT, ACTIVE OR PASSIVE) OR OTHER FAULT OR STRICT LIABILITY OF ANY INDEMNIFIED PARTIES. THE PARTIES HERETO ACKNOWLEDGE THAT THE INDEMNITIES SET FORTH HEREIN MAY RESULT IN THE INDEMNITY OF A PARTY FOR ITS SIMPLE OR GROSS NEGLIGENCE (WHETHER SOLE, CONCURRENT, ACTIVE OR PASSIVE) OR OTHER FAULT OR STRICT LIABILITY OF THE INDEMNIFIED PARTY.

(b) TO THE EXTENT THAT HOLDCO MAKES ANY CLAIMS AGAINST THE OWNERS UNDER THE PROVISIONS OF THIS ARTICLE 9, THE OWNERS MAY NOT ASSERT AND HEREBY EXPRESSLY WAIVE AS A DEFENSE, COUNTERCLAIM, OR OTHERWISE THAT HOLDCO AND ITS AFFILIATES OR REPRESENTATIVES HAVE BEEN NEGLIGENT IN CONDUCTING THEIR DUE DILIGENCE RELATING TO ANY ASPECT OF THE assets of the COMPANY AND/OR THE BUSINESS. THE RIGHT TO INDEMNIFICATION IN ACCORDANCE WITH THE PROVISIONS OF THIS ARTICLE 9 WILL NOT BE AFFECTED BY ANY INVESTIGATION CONDUCTED BY HOLDCO WITH RESPECT TO, OR ANY KNOWLEDGE ACQUIRED (OR CAPABLE OF BEING ACQUIRED) BY HOLDCO AT ANY TIME, WHETHER BEFORE OR AFTER THE CLOSING DATE, WITH RESPECT TO THE ACCURACY OR INACCURACY OF OR COMPLIANCE WITH, ANY REPRESENTATION, WARRANTY, COVENANT OR OBLIGATION SET FORTH IN THIS AGREEMENT OR ANY TRANSACTION AGREEMENT.

9.9. Exclusive Remedy. The remedies available under this Article 9 and the Merger Agreement shall be the sole and exclusive remedies of Holdco (and any Holdco Indemnitee) for any Losses, damages, Claims, Proceedings, breaches, rights, claims and causes of action arising out of or in connection with this Agreement and/or the transactions contemplated hereby; provided, however, that this exclusivity shall not limit or apply to any rights or remedies available at law or in equity arising from fraud by the Owners.

9.10. Materiality Qualifiers. For purposes of determining whether there has been a breach of any Party’s representations and warranties herein for which the other Party hereto or any other indemnified Person is entitled to indemnification hereunder and the Losses resulting therefrom, any materiality qualifiers (including any Material Adverse Effect) contained in such Party’s representations or warranties shall be disregarded.

24

ARTICLE 10
OWNERS’ REPRESENTATIVE

10.1. Appointment of Owners’ Representatives. Each Owner hereby irrevocably constitutes and appoints Thomas T. Vo (the “Owners’ Representative”) as such Owner’s true and lawful agent and attorney-in-fact, to execute documents, agreements and instruments in the name of such Owner and on such Owner’s behalf, to act in the name and on behalf of such Owner as set forth in this Section 10.1. Except as otherwise provided in this Agreement, any right or action that may be taken at the election of all or any of the Owners shall be taken solely by the Owners’ Representative on their behalf. Each Owner hereby authorizes the Owners’ Representative and Holdco to rely on any action taken by the Owners’ Representative as having been duly and validly authorized by such Owner. The Owners’ Representative shall have the power to execute documents, agreements and instruments in the name and stead of such Owner and on such Owner’s behalf and to act in the name and on behalf of such Owner as follows:

(a) as provided in and in accordance with Article VIII of the Merger Agreement;

(b) in connection with any claim for indemnification made under Article 9 or the Merger Agreement, to take any and all actions required or authorized to be taken by the Owners pursuant to Article 9, and to defend, compromise or settle any claim for indemnification made by an Indemnitee against such Owner under Article 9 or, in accordance with Article 9, any Third Party Claim that has given rise to an indemnity matter under Article 9;

(c) to receive and give receipt for all notices and other communications required or permitted to be given to or from such Owner under this Agreement or the Merger Agreement, including all notices under Article 9 relating to any indemnity matter;

(d) to act on such Owner’s behalf hereunder for all purposes specified herein, including determining, on behalf of any specific Owner or all Owners, whether to make any claim or institute any Proceeding in connection with this Agreement, the Merger Agreement or the breach hereof or thereof, settling any claim or Proceeding in connection with this Agreement, the Merger Agreement or the breach hereof or thereof or agreeing that any specific Owner or all Owners are responsible for or are not responsible for any indemnification obligations under this Agreement due to a breach or alleged breach of this Agreement or the Merger Agreement, subject to the caps and limitations set forth in this Agreement, with all of the foregoing decisions of the Owners’ Representative to be final, binding and not subject to dispute or appealable by any Owner;

(e) to take any other action authorized to be taken by the Owners’ Representative pursuant to the terms of this Agreement or the Merger Agreement;

(f) to agree with Holdco and all Owners as to any amendments to this Agreement or the Merger Agreement which the Owners’ Representative deems necessary or advisable;

25

(g) to employ legal counsel on behalf of the Owners;

(h) to pay any legal and any other fees and expenses incurred by the Owners’ Representative in consummating the transactions contemplated by this Agreement or the Merger Agreement or in connection with carrying out the Owners’ Representative’s duties under this Agreement or the Merger Agreement, including on behalf of any or all Owners investigating, defending or pursuing any claims or Proceedings and managing matters associated with this Agreement or the Merger Agreement; and

(i) making, executing, acknowledging, and delivering all such contracts, orders, receipts, documents, instruments, notices, requests, instructions and certificates and doing all things and taking all actions which the Owners’ Representative, in its sole discretion, considers necessary or proper in connection with or to carry out the terms of this Agreement or the Merger Agreement, as fully as if such Owner were personally present and acting.

10.2. Additional Provisions.

(a) The Owners’ Representative will incur no liability to the Owners in connection with his services pursuant to this Agreement and any related agreements except to the extent resulting from his fraud, gross negligence or willful misconduct. The Owners’ Representative shall not be liable for any action or omission pursuant to the advice of counsel. Each Owner agrees on a several and not joint and several basis to defend, indemnify and hold the Owners’ Representative harmless from and against any and all Losses arising out of or in connection with this Agreement or the Merger Agreement or any related agreement incurred as a result of its position as the Owners’ Representative or any of his actions or inactions as such, except such Losses are finally adjudicated to have been caused by his fraud, gross negligence or willful breach of this Agreement or the Merger Agreement.

(b) The Owners’ Representative will promptly provide all notices received by the Owners’ Representative pursuant to this Agreement to the other Owners, if applicable to such Owner. Each Owner acknowledges that the powers and authority granted in Section 10.1 and in this Section 10.2 are irrevocable, coupled with an interest and shall not be terminated by any act of such Owner (including the death, disability, bankruptcy or insolvency of such Owner). The Owners agree to indemnify the Owners’ Representative against and hold the Owners’ Representative harmless from and against any and all losses, costs, judgments, settlements, damages of any kind or nature, expenses, claims, and attorneys’ fees and costs suffered or incurred by the Owners’ Representative as a result of, in connection with or arising from or out of the acts or omissions of the Owners’ Representative in the performance of his obligations contained in this Agreement and the Merger Agreement, except such acts or omissions as result from the Owners’ Representative’s willful breach of this Agreement or gross negligence. The foregoing indemnities will survive the Closing, the resignation or removal of the Owners’ Representative or the termination of this Agreement.

26

(c) The Owners approve of the execution and delivery of the Disclosure Schedules and any other certificates, documents or instruments contemplated to be executed and delivered by the Owners’ Representative on behalf of the Owners pursuant to this Agreement or the Merger Agreement.

ARTICLE 11
MISCELLANEOUS

11.1. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be given (a) by U.S. Postal Service, registered or certified mail, first-class postage paid, return receipt requested, (b) sent by national reputable overnight delivery service such as Federal Express or United Parcel Service, (c) transmitted by electronic mail or (d) delivered by hand to the Persons and addresses, as the case may be, set forth below. Any notice shall be deemed to have been duly received, unless earlier received, (i) if sent by certified or registered mail, return receipt requested, when actually received, (ii) if sent by national reputable courier service, when actually received, (iii) if sent by electronic mail, when confirmation of receipt is received by sender, and (iv) if delivered by hand, on the date of receipt. The notice addresses and facsimile numbers of the Parties are as follows:

If to Holdco, to:

Nutex Health Holdco LLC

6030 S. Rice Ave, Suite C

Houston, Texas 77081

Attention: Tom Vo, MD, MBA

Email:******

with a copy to (which shall not constitute notice):

Locke Lord LLP
600 Travis Street, Suite 2800
Houston, TX 77002
Attention: Joe Perillo
Email: *****

27

If to the Owners, to the Owners’ Representative as follows:

c/o Nutex Health Holdco LLC

6030 S. Rice Ave, Suite C

Houston, Texas 77081

Attention: Tom Vo, MD, MBA

Email: *******

Any Party may change the address to which notices are to be sent by written notice given to the other Parties hereto.

11.2. Headings. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

11.3. Amendments. This Agreement may only be amended pursuant to a written agreement executed by Holdco and the Owners’ Representative.

11.4. Rights; No Waiver. The failure of a Party to exercise any right granted hereunder will not impair nor be deemed a waiver of such Party’s privilege of exercising that right at any subsequent time or times, except as expressly provided herein. No waiver by a Party of any of the provisions of this Agreement will be deemed or will constitute a waiver of any other provision hereof (whether or not similar), nor will such waiver constitute a continuing waiver unless expressly provided. No waiver will be effective unless made in writing and signed by the Party to be charged with such waiver.

11.5. Entire Agreement. This Agreement and the Merger Agreement, together with the Schedules and Exhibits attached hereto or thereto and hereby or thereby incorporated herein by reference, and the Transaction Agreements contain the entire agreement among the Parties with respect to the transactions contemplated hereby, and supersedes all negotiations, agreements, representations, warranties and commitments, whether in writing or oral, prior to the date hereof. Notwithstanding the above to the contrary, in the event that an Owner is not contributing one hundred percent (100%) of his, her or its equity interest in the Company to Nutex pursuant to this Agreement, such Owner shall continue to be bound by and subject to the terms and provisions of the Operating Agreement; provided that in the event of a conflict between the terms of this Agreement and the Operating Agreement, this Agreement shall control.

28

11.6. Successors and Assigns; Assignment. Except as otherwise expressly provided in this Agreement, all of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted transferees of the Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or to give any Person not a Party any rights or remedies under or by reason of this Agreement, except for the indemnified parties expressly identified in this Agreement. No Owner may assign this agreement or any of his, her or its rights or obligations under this agreement without the prior written consent of Holdco; provided that Holdco may assign this agreement and/or any or all of its rights or obligations under this agreement to CLNH in connection with or after the consummation of the transactions contemplated under the Merger Agreement.

11.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all such counterparts together shall constitute one instrument. Delivery of a copy of this Agreement bearing an original signature by facsimile transmission or by electronic mail in “portable document format” form shall have the same effect as physical delivery of the paper document bearing the original signature.

11.8. Governing Law, Venue and Severability, Jury Trial Waiver. This Agreement shall be governed by the internal laws of the State of Texas, without regard to principles of conflicts of law. (i) THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED WITHIN HARRIS COUNTY, TEXAS OVER ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND EACH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH DISPUTE OR ANY SUIT, ACTION OR PROCEEDING RELATED THERETO SHALL BE HEARD AND DETERMINED IN SUCH COURTS; (ii) THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH DISPUTE BROUGHT IN SUCH COURT OR ANY DEFENSE OF INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH DISPUTE; (iii) THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

29

11.9. Remedies. Each Party acknowledges that the remedies at law of the Parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any Party, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

11.10. Transaction Expenses. Except as otherwise contemplated in this Agreement or the other Transaction Agreements, all fees, costs and expenses incurred by the Parties hereto in connection with this Agreement and the transactions contemplated hereby including legal and accounting fees (“Transaction Expenses”) shall be borne by the Party incurring such Transaction Expenses; provided, however, that notwithstanding anything to the contrary herein, each Owner shall be responsible for and shall pay his, her or its pro rata share (based on each such Owner’s share of the aggregate Equity Consideration) of the Transaction Expenses incurred by the Company, Nutex Health LLC or Nutex in connection with the transactions contemplated herein and/or in connection with the Merger Agreement. For the avoidance of doubt, expenses incurred by any Owner on his, her or its own behalf (including the fees and disbursements of counsel, advisors and other Persons retained by such Owner) will not be considered fees or costs incurred by the Company, Nutex Health LLC or Nutex and will therefore be the sole responsibility of such Owner.

11.11. Rules of Construction. Each of the Parties has contributed to the drafting of this Agreement; accordingly, no rule of strict construction shall be applied against any Party.

[Signature Pages Follow]

30

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

HOLDCO:

NUTEX HEALTH HOLDCO LLC,

a Delaware limited liability company

By:

Name:

Title:

31

OWNERS:

32

FULL LEGAL NAME OF OWNER [print]:
Form of Legal Entity of Owner (for U.S. tax purposes) [check one]:
☐ Individual
☐ Corporation
☐ Estate
☐ Trust
☐ Partnership (includes limited liability companies, professional limited liability companies, professional associations, limited partnerships)
☐ Disregarded Entity
☐ Other:
If OWNER IS an INDIVIDUAL: [signature of Owner] If OWNER IS an entity: By: [signature of authorized person] Name of Authorized Person: Title of Authorized Person: AND [signature of Doctor-Owner]

33

INTERESTS: Name of Company or Facility: ______________________
Percent of Owner’s Total Ownership Percentage Owner will contribute to Holdco: _____% (the “Contributed Interests”) NOTICE INFORMATION: [please provide address and contact information]

E-mail Address:

34

OWNERS’ REPRESENTATIVE:

______________________________________

THOMAS T. VO

35

EXHIBIT A

DEFINED TERMS

As used in the Agreement, the following terms shall have the respective meanings set forth below:

“Affiliate” means, with respect to any Person, any other person directly or indirectly controlling, controlled by or under common control with such Person. For the purpose of this definition, the term “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Assignment Agreements” has the meaning set forth in Section 2.4(a)(i).

“Business” has the meaning set forth in the Recitals.

“Business Day” means any day other than a Saturday, Sunday or federal bank holiday.

“Cap” has the meaning set forth in Section 9.6(a).

“Claim” has the meaning set forth in Section 9.3.

“Claim Notice” has the meaning set forth in Section 9.3.

“CLNH” has the meaning set forth in the Recitals.

“Closing” has the meaning set forth in Section 2.3.

“Closing Date” has the meaning set forth in Section 2.3.

“Company” has the meaning set forth in the Recitals.

“Confidentiality Agreements” means, collectively, the confidentiality agreements entered into and executed by each of the Owners and Nutex Health LLC in connection with and anticipation of the transactions contemplated herein.

“Contracts” means any and all assignments, deeds, contracts, commitments, agreements, franchises, understandings, obligations, letters of intent, indemnification agreements, arrangements, purchase orders, leases, subleases, licenses, registrations, authorizations, easements, servitudes, rights-of-way, mortgages, credit agreements or documents, bonds, notes, indentures, documents, and other instruments, whether written or unwritten, to which the applicable Person is party or by which it is bound, and all amendments thereof.

“Cutoff Date” has the meaning set forth in Section 9.5.

“Debt” means, with respect to any Person, as of any particular time, without duplication, (a) indebtedness of such Person for money borrowed from banks or similar financial institutions or evidenced by bonds, debentures, notes or other similar instruments or securities (and whether or not convertible into any other security), including the amount drawn on any letter of credit supporting the repayment of indebtedness for borrowed money issued for the account of such Person and obligations under letters of credit and agreements relating to the issuance of letters of credit or acceptance financing; (b) obligations under any capital leases (as defined under GAAP); (c) obligations of such Person to pay the deferred purchase price or acquisition price of any asset, property, business or services (including obligations that are non-recourse to the credit of such Person but are secured by the assets of such Person, but excluding trade accounts payable, (e) obligations for any accrued interest, prepayment premiums or penalties or other costs or expenses related to any of the foregoing and (d) guarantees of any of the foregoing on behalf of another Person.

“Direct Claim” has the meaning set forth in Section 9.4(e).

“Disclosure Schedule” or “Schedule” or “Schedules” means the disclosure schedule accompanying this Agreement.

“Doctor-Owner” means, if an Owner is an entity or a trust, the doctor or physician who owns or controls such Owner.

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability company, joint venture, joint stock association, estate, trust, cooperative, foundation, union, syndicate, league, consortium, coalition, committee, society, firm or other enterprise, association, organization or entity of any nature, other than a Governmental Authority.

“Equitable Principles” has the meaning set forth in Section 3.1.

“Equity Consideration” has the meaning set forth in Section 2.2.

“Equity Interests” means any membership interests, limited liability company interests, partnership interests, shares, capital stock or other equity securities or ownership interests of a Person and securities exercisable or exchangeable for or convertible into, or other rights to acquire, membership interests, limited liability company interests, partnership interests, shares or capital stock or other equity securities or ownership interests of a Person.

“Fundamental Representations” has the meaning set forth in Section 9.5.

“GAAP” means United States generally accepted accounting principles consistently applied.

“Governmental Authority” means a federal, state, local or foreign governmental or quasi-governmental authority, a state, commonwealth, territory or district thereof; a county or parish; a city, town, township, village or other municipality; a district, ward or other subdivision of any of the foregoing; and any executive, legislative or other governing body or administrative authority of any of the foregoing.

“Guaranty Obligations” has the meaning set forth in Section 6.10.

“Holdco” has the meaning set forth in the Preamble.

“Holdco Indemnitees” has the meaning set forth in Section 9.1.

“Holdco LLC Agreement” means an Amended and Restated Limited Liability Company Agreement of Holdco, in substantially the form attached hereto as Exhibit C.

“Indemnitee” has the meaning set forth in Section 9.3.

“Indemnitor” has the meaning set forth in Section 9.3.

“Indemnity Threshold” has the meaning set forth in Section 9.6(a).

“Legal Requirements” means any and all applicable (a) federal, state, provincial, local and foreign laws, statutes, common law rulings, rules, regulations, codes, ordinances, Permits, bylaws, variances, policies, judgments, injunctions, orders, and conditions, including Environmental Laws, (b) non-appealable judgments of a court of competent jurisdiction which are binding on the applicable Person, (c) Contracts with any federal, state, local or foreign court, arbitrator or administrative or Governmental Authority relating to compliance with matters described in (a) or (b) above to which the applicable Person is party, and (d) consent decrees and similar arrangements to which the applicable Person is party.

“Liabilities” means all claims, Proceedings, costs, expenses, obligations or liabilities of any nature (including any undisclosed, unfixed, unknown, unliquidated, unsecured, unmatured, unaccrued, unasserted, contingent, conditional, inchoate, implied, vicarious, joint, several or secondary liabilities), regardless of whether required to be disclosed on a balance sheet prepared in accordance with GAAP or known as of the Closing.

“Liens” means any and all liens, mortgages, charges, financing statements, security interests, or other restrictive covenants, options or preferential purchase rights.

“Losses” means damages, claims, suits, liabilities, losses, costs and expenses (including reasonable fees and expenses of counsel and court costs).

“Material Adverse Effect” means any result, occurrence, fact, change, event, effect or condition that has had or could reasonably be expected to have a material adverse effect on the property, business, operations, assets, liabilities, financial condition, prospects or results of operations of the Company or the Business, individually or in the aggregate, except for (i) the effect of any change in the United States or foreign economies or securities or financial markets in general; (ii) the effect of any change that generally affects any industry in which the Company operates; (iii) the effect of any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway as of the date hereof; or (iv) the effect of any changes in applicable Legal Requirements or GAAP; provided that with respect to (i) – (iv), such change shall not have a disproportionate effect on the Company.

“Membership Interests” has the meaning set forth in the Recitals.

“Merger” has the meaning set forth in the Recitals.

“Merger Agreement” means the Agreement and Plan of Merger, substantially in the form attached as Exhibit E hereto.

“Operating Agreement” means the company agreement or operating agreement of the Company to which the Owners or their Affiliates are a party or by which they are bound, as the same may be amended.

“Order” has the meaning set forth in Section 9.4(f).

“Organizational Documents” means the articles of incorporation, certificate of incorporation, articles or certificate of formation, articles or certificate of limited partnership, bylaws, operating agreement, partnership agreement, shareholders agreement, company agreement, limited liability company agreement, regulations, certificate of designations for preferred stock or other equity interests and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of an Entity, including all amendments thereto and restatements thereof.

“Outside Date” means September 30, 2022.

“Owner” or “Owners” has the meaning set forth in the Preamble.

“Owner Indemnitees” has the meaning set forth in Section 9.2.

“Owners’ Representative” has the meaning set forth in Section 10.1.

“Party” or “Parties” has the meaning set forth in the Preamble.

“Permit” means any permit, permit exception, license, registration, exemption, certificate, authorization and approval of any Governmental Authority.

“Person” means any individual, Entity or Governmental Authority.

“Real Estate Guaranty” means any guaranty entered into or executed by the Company in connection with any Debt on any real property leased by the Company.

“Released Party” has the meaning set forth in Section 6.5.

“Releasing Party” has the meaning set forth in Section 6.5.

“Representative” means any officer, employee, director, member, manager, attorney, law firm, investment advisor, consultant, accountant, accounting firm, investment banker or other professional representing, providing services to or acting on behalf of any Party to this Agreement.

“Restrictive Covenants” has the meaning in Section 6.8.

“Retained Rights” has the meaning set forth in Section 6.5.

“Securities Act” means the Securities Act of 1933, as amended.

“Settlement” has the meaning set forth in Section 9.4(c).

“Shift Guaranty” has the meaning in Section 6.9.

“Subsidiaries” means, with respect to any Person of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the equity interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Entities owned by or controlled by that Person or a combination thereof and for this purpose, a Person or Persons owns a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation).

“Tax” or “Taxes” means any taxes, assessments, charges, duties, fees, levies, imposts and other governmental charges imposed by any Governmental Authority, including without limitation income, franchise, profits, margins, gross receipts, capital gains, net proceeds, alternative or add-on minimum, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), environmental, stamp, leasing, lease, user, excise, escheat, abandoned or unclaimed property, duty, franchise, capital stock, transfer, registration, license, withholding, social security (or similar), unemployment, disability, payroll, employment, fuel, excess profits, occupational, premium, windfall profit, severance, estimated, or other tax of any kind whatsoever, including any deficiency assessments, interest, penalty, or addition thereto, whether disputed or not.

“Taxing Authority” means, with respect to any Tax, the Governmental Authority that is responsible for the imposition and/or administration of such Tax, including any Governmental Authority that imposes, or is charged with collecting, social security or similar charges or premiums.

“Tax Return” means any return, declaration, report, claim for refund, election, estimated tax filing or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Third Party Claim” has the meaning set forth in Section 9.4(a).

“Transaction Agreements” means this Agreement, the Confidentiality Agreements, the Assignment Agreement, the Holdco LLC Agreement and any other ancillary documents contemplated by this Agreement to be delivered at Closing and to which a Party is a signatory thereto.

“Transaction Expenses” has the meaning set forth in Section 11.10.

“Transfer Taxes” means all transfer, documentary, sales, use, stamp, registration and other similar Taxes (other than income Taxes) and all conveyance fees, recording charges and other fees and charges imposed on the Company in connection with the consummation of the transactions contemplated by this Agreement.

“Units” has the meaning set forth in the Holdco LLC Agreement.

A-1

Exhibit B

Form of Assignment Agreement

CONTRIBUTION AND ASSIGNMENT AGREEMENT

THIS CONTRIBUTION AND ASSIGNMENT AGREEMENT (this “Assignment”), dated as of ______________, is made and entered into by and between the undersigned listed as Assignor on the signature page attached hereto (the “Assignor”), and Nutex Health Holdco LLC, a Delaware limited liability company (the “Assignee”). The Assignor and the Assignee may each be referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, the Assignor owns certain equity interests (the “Interests”) in the company and in the amounts as set forth on Exhibit A attached hereto;

WHEREAS, pursuant to the terms and provisions of that certain Contribution Agreement, dated as of November 23, 2021, by and among the Assignor, the Assignee and the other parties listed on the signature pages attached thereto (the “Contribution Agreement”), the Assignor desires to contribute, convey, transfer, assign and deliver to the Assignee, and the Assignee desires to receive and accept from the Assignor, the Interests;

WHEREAS, in order to effectuate the conveyance, transfer, assignment and delivery of the Interests to the Assignee, the Parties are executing and delivering this Assignment; and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Contribution Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Contribution of the Interests. The Assignor hereby CONTRIBUTES, CONVEYS, TRANSFERS, ASSIGNS AND DELIVERS unto the Assignee and its successors and assigns, and the Assignee hereby receives and accepts, all of the Assignor’s right, title and interest in and to the Interests.

2. Contribution Agreement. This Assignment is made effective as of the Closing and is expressly made subject to the terms, conditions and covenants of the Contribution Agreement. If there is a conflict between this Assignment and the Contribution Agreement, then the Contribution Agreement shall control in all respects. No provision of this Assignment shall in any way modify any of the provisions of the Contribution Agreement. This Assignment is intended solely to further effect the transfer of the Interests in accordance with the Contribution Agreement.

B-1

3. Further Assurances. The Assignor covenants and agrees with the Assignee that the Assignor and its successors and assigns shall execute, acknowledge and deliver such other instruments of conveyance and transfer and take such other action as may reasonably be required to more effectively grant, convey, transfer, assign and deliver to and vest in the Assignee and its successors and assigns, and to put the Assignee and its successors and assigns in possession of, the Interests conveyed, transferred, assigned and delivered hereunder or to otherwise carry out the purposes of this Assignment.

4. Binding Effect. The terms and provisions of this Assignment extend to, bind and inure to the benefit of the Parties and their respective successors and permitted assigns.

5. Governing Law; Venue; Jury Waiver. This Agreement shall be governed by the internal laws of the State of Texas, without regard to principles of conflicts of law. (i) THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED WITHIN HARRIS COUNTY, TEXAS OVER ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND EACH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH DISPUTE OR ANY SUIT, ACTION OR PROCEEDING RELATED THERETO SHALL BE HEARD AND DETERMINED IN SUCH COURTS; (ii) THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH DISPUTE BROUGHT IN SUCH COURT OR ANY DEFENSE OF INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH DISPUTE; (iii) THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

6. Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute but one and the same instrument. The delivery of copies of this Assignment, including executed signature pages by electronic transmission, will constitute effective delivery.

7. Successors and Assigns. This Assignment shall bind the Assignor and its successors and assigns and inure to the benefit of the Assignee and its successors and assigns.

8. Waiver; Amendment. None of the provisions of this Assignment may be waived, changed or altered except in a signed writing by the Party against whom enforcement of the same is sought.

B-2

9. No Third-Party Beneficiaries. No provision of this Assignment is intended to confer upon any person other than the Parties any rights or remedies hereunder.

10. Entire Agreement. This Assignment, the Contribution Agreement and the other agreements and documents executed contemporaneously herewith and therewith or contemplated herein or therein, embody the entire agreement and understanding of the Parties with respect to the subject matter hereof. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein.

[Signature Page Follows]

B-3

IN WITNESS WHEREOF, the Parties have executed this Assignment to be effective as of the date first above written.

FULL LEGAL NAME OF ASSIGNOR (PRINT):

If an entity: By: Name: Title: If an INDIVIDUAL: Name: _______________________

B-4

ASSIGNEE:

NUTEX HEALTH HOLDCO LLC,

a Delaware limited liability company

By:

Name:

Title:

B-5

Exhibit D-1

Form of FIRPTA

CERTIFICATE OF NON-FOREIGN STATUS

(Entity)

This Certificate of Non-Foreign Status is being delivered in connection with that certain Contribution Agreement, dated of November 23, 2021, by and among Nutex Health Holdco LLC, a Delaware limited liability company (“Transferee”), the undersigned (“Transferor”) and the other parties listed on the signature pages attached thereto. Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee (i.e., buyer) of a U.S. real property interest must withhold tax if the transferor (i.e., seller) is a foreign person. Section 1446(f)(2) of the Code provides that no person shall be required to deduct and withhold any amount under Section 1446(f)(1) of the Code with respect to any disposition of an interest in a partnership if the transferor furnishes to the transferee an affidavit by the transferor stating, under penalty of perjury, the transferor's U.S. taxpayer identification number and that the transferor is not a foreign person. To inform the Transferee that withholding of tax is not required upon the disposition to the Transferee of a U.S. real property interest by Transferor, the undersigned hereby certifies the following, as of ________ ___, 202__:

1. Transferor is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Code and the Treasury Regulations promulgated thereunder);

2. Transferor is not a disregarded entity as defined in Treasury Regulation Section 1.1445-2(b)(2)(iii);

3. Transferor’s U.S. taxpayer identification number is _________________; and

4. Transferor’s principal address is: ____________________________________________________________.

Transferor understands that this Certificate of Non-Foreign Status may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, the undersigned declares that the undersigned has examined this Certificate of Non-Foreign Status and, to the best of the undersigned’s knowledge and belief, it is true, correct and complete, and the undersigned further declares that he has authority to sign this Certificate of Non-Foreign Status on behalf of Transferor.

Name of Transferor (Entity):____________________

By:

Name:

Title:

D-1-1

Exhibit D-2

Form of FIRPTA

CERTIFICATE OF NON-FOREIGN STATUS

(Individual)

This Certificate of Non-Foreign Status is being delivered in connection with that certain Contribution Agreement, dated of November 23, 2021, by and among Nutex Health Holdco LLC, a Delaware limited liability company (“Transferee”), the undersigned (“Transferor”) and the other parties listed on the signature pages attached thereto. Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee (i.e., buyer) of a U.S. real property interest must withhold tax if the transferor (i.e., seller) is a foreign person. Section 1446(f)(2) of the Code provides that no person shall be required to deduct and withhold any amount under Section 1446(f)(1) of the Code with respect to any disposition of an interest in a partnership if the transferor furnishes to the transferee an affidavit by the transferor stating, under penalty of perjury, the transferor's U.S. taxpayer identification number and that the transferor is not a foreign person. To inform the Transferee that withholding of tax is not required upon the disposition to the Transferee of a U.S. real property interest by Transferor, the undersigned hereby certifies the following, as of ________ ___, 202__:

1. Transferor is not a foreign person (as such term is defined in the Code and the Treasury Regulations promulgated thereunder);

2. Transferor’s U.S. taxpayer identification number (social security number) is: ___________________________; and

3. Transferor’s residential address is: ________________________________.

Transferor understands that this Certificate of Non-Foreign Status may be disclosed to the Internal Revenue Service by the Transferees and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, the undersigned declares that the undersigned has examined this Certificate of Non-Foreign Status and, to the best of the undersigned’s knowledge and belief, it is true, correct and complete.

____________________________________

Name: _________________

D-2-1

Exhibit D-3

Form of FIRPTA

CERTIFICATE OF NON-FOREIGN STATUS

(Grantor Trust)

This Certificate of Non-Foreign Status is being delivered in connection with that certain Contribution Agreement, dated of November 23, 2021, by and among Nutex Health Holdco LLC, a Delaware limited liability company (“Transferee”), the trust listed below (“Seller”), and the other parties listed on the signature pages attached thereto. Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee (i.e., buyer) of a U.S. real property interest must withhold tax if the transferor (i.e., seller) is a foreign person. Seller is a grantor trust under Code Sections 671-677, such that the transferor for U.S. federal income tax purposes is _________________ (the “Transferor”). Section 1446(f)(2) of the Code provides that no person shall be required to deduct and withhold any amount under Section 1446(f)(1) of the Code with respect to any disposition of an interest in a partnership if the transferor furnishes to the transferee an affidavit by the transferor stating, under penalty of perjury, the transferor's U.S. taxpayer identification number and that the transferor is not a foreign person. To inform the Transferee that withholding of tax is not required upon the disposition to the Transferee of a U.S. real property interest by Transferor, the undersigned hereby certifies the following, as of ______ ___, 202__:

1. Transferor is not a foreign person (as such term is defined in the Code and the Treasury Regulations promulgated thereunder);

2. Transferor’s U.S. taxpayer identification number (social security number) is: ____________________________; and

3. Transferor’s residential address is: ________________________.

Transferor understands that this Certificate of Non-Foreign Status may be disclosed to the Internal Revenue Service by the Transferees and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, the undersigned declares that the undersigned has examined this Certificate of Non-Foreign Status and, to the best of the undersigned’s knowledge and belief, it is true, correct and complete.

Name of Trust: ________________

____________________________________

Transferor: ____________

D-3-1

EXHIBIT E

Merger Agreement

E-1

Exhibit H

Equity Consideration Adjustment—Under Construction Hospital

Defined Terms: The following terms have the meanings ascribed below. Capitalized terms used herein and not otherwise defined shall have the meanings to be ascribed to them in this Agreement to which this Exhibit is attached.

“Ancillary Services” means any services other than professional services personally performed by physicians.

“Capital Contribution” means the aggregate capital contributions to the Company listed opposite the applicable Owner’s name on Annex 2.

“Earnout Representative” means such representative as selected by a majority of the Owners (other than Dr. Vo).

“EBITDA” means earnings of the Company before taxes, depreciation and amortization as calculated in accordance with GAAP; provided that notwithstanding anything to the contrary herein, all revenues from Ancillary Services, regardless of payor type or source of payment, shall be excluded from the calculation of EBITDA.

“Lock-Up Agreement” means a Lock-Up Agreement, in substantially the form attached hereto as Annex 1.

“Measurement Period” means, with respect to the Company, a period of twenty-four (24) months starting on the Opening Date of the Company.

“Opening Date” means the date on which the Company begins accepting patients.

“Parent Common Stock” shall have the meaning set forth in the Merger Agreement.

“Parent Stock Price Floor” means $2.80.

“Pro Rata Share” means, with respect to an Owner, the ownership percentage listed opposite such Owner’s name on Annex 2.

“TTM EBITDA” means EBITDA for the immediately preceding twelve (12) month period prior to the end of the Measurement Date.

Agreement: Holdco and the Owners acknowledge and agree as follows:

1. In connection with the closing of the Merger Agreement, each Owner shall receive a number of shares of Parent Common Stock equal to (a) such Owner’s Capital Contribution divided by (b) the price of the Parent Common Stock under the Merger Agreement.

2. In connection with the closing of the Merger Agreement, Holdco and/or CLNH shall assume and/or payoff the aggregate Debt of the Company outstanding as of the Closing of the Merger Agreement.

3. During the Measurement Period, each Owner will be entitled to receive his, her or its Pro-Rata Share of fifty percent (50%) of the aggregate distributable cash flow as determined by Holdco once all debt and tax obligations are satisfied (each, a “Distribution”) which such Distributions shall be reduced by any tax obligations. Distributions shall be made to the Owners on a quarterly basis, if available.

4. Subject to the limitations set forth in this agreement and the following terms and provisions, each Owner shall be eligible to receive a one-time additional issuance of Parent Common Stock based on such Owner’s Pro Rata Share of the TTM EBITDA of the Company; provided that such additional issuance shall be in addition to the initial issuance of shares of Parent Common Stock as provided in Section 2.2 and subject to Section 2.6 and Section 2.7. At the end of the applicable Measurement Period, such Owner(s), as applicable, shall be eligible to receive his, her or its Pro Rata Share of a number of shares of Parent Common Stock equal to (a)(i) the TTM EBITDA of the Company times (ii) ten (10) minus (iii) the aggregate amount of such Owner’s Capital Contribution minus (iv) such Owner’s Pro Rata Share of the aggregate Debt of the Company outstanding as of the Closing of the Merger divided by (b) the greater of (i) the price of the Parent Common Stock and (ii) the Parent Stock Price Floor, in each case (i.e., (a), (i), (ii), (iii), (iv) and (b)(i)), such amounts determined at the expiration of the applicable Measurement Period.

5. No later than thirty (30) days after the end of the applicable Measurement Period, Holdco shall prepare and deliver to the Earnout Representative, a statement (the “EBITDA Statement”) setting forth in reasonable detail the aggregate TTM EBITDA of the Company, as determined by Holdco in accordance with GAAP. The Earnout Representative shall have fifteen (15) days following Holdco’s delivery of the EBITDA Statement to review the EBITDA Statement (and the Earnout Representative shall have the right to examine the work papers used or generated in connection with the preparation of the EBITDA Statement and such other documents as the Earnout Representative may reasonably request in connection with his, her or its review of the EBITDA Statement) and to inform Holdco in writing of any good faith disagreement that he, she or it may have with the EBITDA Statement, which objection shall specify in reasonable detail the Earnout Representative’s disagreement with the EBITDA Statement (the “Objection”). If Holdco does not receive the Objection within such fifteen (15) day period, the EBITDA Statement shall be deemed to have been accepted by the Earnout Representative and shall become final and binding on the parties. If the Earnout Representative does timely deliver an Objection to Holdco, Holdco shall then have ten (10) days from the date of receipt of such Objection (the “Review Period”) to review and respond to the Objection. Holdco and the Earnout Representative shall attempt in good faith to resolve any disagreements with respect to the determination of the Company’s TTM EBITDA. If they are unable to resolve all of their disagreements with respect to the determination of the Company’s TTM EBITDA within ten (10) days following the expiration of the Review Period, they may refer, at the option of either party, their differences to a nationally recognized accounting firm, mutually agreeable to Holdco and the Earnout Representative (the “Neutral Arbitrator”), who shall determine only with respect to the differences so submitted, whether and to what extent, if any, the Company’s TTM EBITDA set forth in the EBITDA Statement should be adjusted. In submitting a dispute to the Neutral Arbitrator under this Section 5, each party shall prepare a detailed statement in support of their respective calculation of the Company’s TTM EBITDA. Holdco and the Earnout Representative shall make readily available to the Neutral Arbitrator, all relevant books and records relating to the EBITDA Statement and all other items reasonably requested. The Neutral Arbitrator shall be required to accept any determinations for which there is agreement between the parties, and will only decide upon matters on which there is a substantive dispute, which shall be decided based only upon the provisions of this Section 5 and the presentations by the parties (and not upon an independent review). Holdco, on the one hand, and the Owner(s), on the other hand, shall each pay one-half of the Neutral Arbitrator’s fees and expenses in connection with this Section 5; provided, however, that (i) if the aggregate estimate by Holdco of the disputed amount or amount differs by ten percent (10%) or more from the determination of the Neutral Arbitrator, then Holdco shall pay the entire amount of such cost, and (ii) if the aggregate estimate by the Earnout Representative of the disputed amount or amounts differs by ten percent (10%) or more from the determination of the Neutral Arbitrator, then the Owner(s) shall pay the entire amount of such cost; provided, further, however, if the aggregate estimates by both Holdco and the Earnout Representative of the disputed amount or amounts differs by ten percent (10%) or more from the determination of the Neutral Arbitrator, then the party whose estimate differs most greatly from the determination of the Neutral Arbitrator shall pay the entire amount of such cost. The Neutral Arbitrator’s determination shall be conclusive and binding upon the parties.

6. Upon the final resolution of the EBITDA Statement and related final issuance, if any, of the Parent Common Stock in accordance with Section 5, either pursuant to Holdco’s and the Earnout Representative’s mutual written agreement or the final determination by the Neutral Arbitrator, in each case, accordance with Section 5 (such date, the “Final Settlement Date”), the additional shares of Parent Common Stock contemplated by Section 5, if any, will be issued to the applicable Owner within 10 business days following the Final Settlement Date.

7. To the extent required by the laws in effect at the time any additional shares of Parent Common Stock are issued pursuant to this agreement, Holdco shall withhold any taxes required to be withheld for federal, state or local governmental purposes.

8. Notwithstanding anything to the contrary herein, the Owner shall not be entitled to receive the one-time additional issuance of Parent Common Stock contemplated herein unless and until such Owner delivers a duly executed Lock-Up Agreement, in form and substance acceptable to Holdco and the Parent, to Holdco.

H-1

ANNEX 1

Form of Lock-Up Agreement

(ADDITIONAL ISSUANCES)1

This Lock-Up Agreement (this “Agreement”) is entered into as of [_____________]2 by and between the undersigned and Nutex Health, Inc. (formerly known as Clinigence Holdings, Inc.), a Delaware corporation (“Parent”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as such term is defined below).

RECITALS

WHEREAS, Nutex Health Holdco, LLC, a Delaware limited liability company (the “Company”), a wholly owned subsidiary of Parent, and the undersigned are party to that certain Contribution Agreement dated [•];

WHEREAS, on [•], the Company, Parent and Nutex Acquisition LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”), pursuant to which Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”), upon the terms and subject to the conditions set forth therein; and

WHEREAS, as a condition to the willingness of Parent to issue to the undersigned additional fully paid and non-assessable shares of common stock, par value $0.001 per share, of Parent (“Parent Common Stock”) in accordance and subject to the conditions set forth in Exhibit H to the Contribution Agreement (the “Additional Issuance”) Parent and the Company have required that the undersigned agree to enter into this Agreement, which, among other things, restricts the sale, assignment, transfer, encumbrance or other disposition of the Covered Securities (as such term is defined below).

AGREEMENT

NOW THEREFORE, in consideration of the premises and of the terms and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Lock-Up of Securities.

(a) Lock-Up. In recognition of the benefit that the Additional Issuance confers upon the undersigned, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that:

(i) during the period commencing on the date of the Additional Issuance and including the date that is six (6) months from the date of the Additional Issuance (the “First Lock-Up Period”), the undersigned will not, without the prior written consent of Parent, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Covered Securities by the undersigned, or enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Covered Securities, whether any such swap or transaction is to be settled by delivery of Parent Common Stock or other securities, in cash or otherwise (each of the foregoing, a “Transfer”);

(ii) during the period commencing on the first calendar day following the end of the First Lock-Up Period to and including the date that is twelve (12) months from the date of the Additional Issuance (the “Second Lock-Up Period”), the undersigned will not, without the prior written consent of Parent, directly or indirectly, Transfer more than one-third (1/3) of the Covered Securities; and

(iii) during the period commencing on the first calendar day following the end of the Second Lock-Up Period to and including the date that is eighteen (18) months from the date if the Additional Issuance (the “Third Lock-Up Period” and collectively with the First Lock-Up Period and Second Lock-Up Period, the “Lock-Up Periods”), the undersigned will not, without the prior written consent of Parent, directly or indirectly, Transfer more than two-thirds (2/3) of the Covered Securities.

For the purposes of the Agreement, “Covered Securities” shall mean, with respect to the undersigned, any of the following: (i) any and all shares of Parent Common Stock which are issued to the undersigned as of the date of the Additional Issuance (the “Additional Shares”), (ii) any shares of Parent Common Stock issuable upon exercise, conversion or exchange of the Additional Shares, (iii) any securities of the Parent issued in respect of the shares of Parent Common Stock issued or issuable to the undersigned by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and any shares of Parent Common Stock issuable upon conversion, exercise or exchange thereof, in each case to the extent relating to the Additional Shares and (iv) any other securities of the Parent issued or issuable to undersigned that are convertible into or exercisable or exchangeable for Parent Common Stock, whether at the option of the undersigned or otherwise, in each case to the extent relating to the Additional Shares. For the avoidance of doubt, this Agreement shall not apply with respect to any shares of Parent Common Stock issued to the undersigned as of the Effective Time; provided that such shares may be subject to a Lock Up Agreement between the Company and the undersigned dated as of [ ].

(b) Permitted Transfers. Notwithstanding the foregoing, the undersigned may Transfer the Covered Securities to a Permitted Transferee without the prior written consent of Parent, provided that (i) Parent receives a signed lock-up agreement in substantially the same form as this Agreement for the balance of the Lock-Up Periods from each donee, trustee, distributee, or transferee, as the case may be, (ii) any such Transfer shall not involve a disposition for value, (iii)if any filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Parent Common Stock in connection with such Transfer shall be legally required prior to the expiration of the Third Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such Transfer, and (iv) the undersigned does not otherwise voluntarily effect any public filing or report regarding such Transfers. For the purposes of this Agreement, “Permitted Transferee” means (1) if the undersigned is an individual (x) a member of the undersigned’s immediate family (which shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin) or a trust, corporation, partnership or limited liability company for the benefit of an immediate family member of the undersigned, all of the beneficial interests of which shall be held by the undersigned or one or more members of the undersigned’s immediate family and (y) the undersigned’s heirs, successors, administrators and executors and any beneficiary of the undersigned pursuant to will or other testamentary document or applicable laws of decent, (2) any Affiliate of the undersigned, (3) if the undersigned is a trust, to a trustee or beneficiary of the trust, or (4) if the undersigned is an individual, an entity or a trust, to any institution qualified as tax-exempt under Section 501(c)(3) of the Internal Revenue Code as a bona fide gift or gifts, or for bona fide estate planning purposes.

(c) Stop Transfer. During the Lock-Up Periods, undersigned hereby authorizes Parent to cause any transfer agent for the Covered Securities subject to this Agreement to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to the Covered Securities, subject to this Agreement for which the undersigned is the record holder and, in the case of Covered Securities subject to this Agreement for which the undersigned is the beneficial owner but not the record holder, agrees during the Lock-Up Periods to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to the Covered Securities subject to this Agreement, if such transfer would constitute a violation or breach of this Agreement.

2. Termination. This Agreement shall automatically terminate and be of no further force or effect upon the first day following the expiration of the Third Lock-Up Period.

3. Transfer; Successor and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. As provided above, any Transfer of Parent Common Stock shall not be effective unless such transferee executes a lock-up agreement in substantially the same form as this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4. Compliance with Securities Laws. The undersigned shall not, at any time make any Transfer, except (i) Transfers pursuant to an effective registration statement under the Securities Act, (ii) Transfers pursuant to the provisions of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), or (iii) if the undersigned shall have furnished Parent with an opinion of counsel, if reasonably requested by Parent, which opinion and counsel shall be reasonably satisfactory to Parent, to the effect that such Transfer is otherwise exempt from registration under the Securities Act, and in each of (i)-(iii), that such Transfer otherwise complies with the terms of this Agreement.

5. Other Restrictions.

(a) Legends. The undersigned hereby agrees that each outstanding certificate evidencing shares of Parent Common Stock issued to the undersigned shall bear legends reading substantially as follows:

(i) “THE SHARES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

(ii) “THE SALE OR TRANSFER OF THE SHARES EVIDENCED HEREBY IS SUBJECT TO THE TERMS AND CONDITIONS OF A LOCK-UP AGREEMENT DATED [_____________], BETWEEN THE COMPANY AND THE STOCKHOLDER LISTED ON THE FACE HEREOF. A COPY OF SUCH LOCK-UP AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE PROVIDED TO THE HOLDER HEREOF UPON REQUEST THEREOF. NO TRANSFER OF THE SHARES EVIDENCED HEREBY WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH LOCK-UP AGREEMENT.”

(b) Termination of Restrictive Legends. The restrictions referred to in Section 5(a)(i) hereof shall cease and terminate as to Additional Shares (i) when, in the opinion of counsel for Parent, such restriction is no longer required in order to assure compliance with the Securities Act or (ii) when such shares shall have been Transferred in accordance with and pursuant to Rule 144 under the Securities Act or effectively registered under the Securities Act. The restrictions referred to in Section 5(a)(ii) hereof shall cease and terminate at the end of the Lock-Up Periods. Whenever any restrictions under Section 5(a) shall cease and terminate as to any Parent Common Stock, the undersigned shall be entitled to receive from Parent, in exchange for a legended stock certificate then held thereby, without expense (other than applicable transfer fees and taxes, if any, if such unlegended shares are being delivered and Transferred to any person other than the registered holder thereof), a new stock certificate for the same number of shares of Parent Common Stock not bearing the legend set forth in Section 5(a) which have ceased and terminated. As a condition to providing any such new certificate without the legend set forth in Section 5(a)(i) hereof, Parent may require from the undersigned a certificate or an opinion of counsel of the undersigned with respect to any relevant matters in connection with removal of such legend, which certificate or opinion of counsel will be satisfactory to Parent.

(c) Copy of Agreement. A copy of this Agreement shall be filed with the corporate secretary of Parent, shall be kept with the records of Parent and shall be made available for inspection by any stockholder of Parent. In addition, a copy of this Agreement shall be filed with Parent’s transfer agent of record.

(d) Recordation. Parent shall not record upon its books any Transfer to any person except Transfers in accordance with this Agreement.

6. No Other Rights. The undersigned understands and agrees that Parent is under no obligation to register the sale, Transfer or other disposition of the undersigned’s Covered Securities under the Securities Act or to take any other action necessary in order to ensure compliance with an exemption from such registration is available.

7. Amendments and Waivers. This Agreement may not be amended, supplemented or modified except by an agreement in writing signed by the undersigned and Parent. Either party hereto may waive compliance by the other party hereto with any term or provision of this Agreement; provided, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No such waiver shall be effective unless such waiver is in writing and is signed by the party hereto asserted to have granted such waiver.

8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

9. Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures. This Agreement shall become effective when both parties hereto shall have received a counterpart hereof signed by the other party hereto. Until and unless each party hereto has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party hereto shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

10. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

11. Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received (i) when delivered personally or by email (with confirmation of receipt), (ii) one (1) Business Day following the day when deposited with a reputable, established overnight courier service for delivery to the intended addressee, or (iii) three (3) Business Days following the day when deposited with the United States Postal Service as first class, registered or certified mail, postage prepaid and addressed as set forth on such party’s signature page hereto. Either party hereto may alter its notice address by notifying the other party hereto of such change of address in conformity with the provisions of this Section 11.

12. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

13. Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to as a remedy for any such breach, prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

14. Recapitalizations and Exchanges Affecting Shares. Except as otherwise provided in Section 1(b), the provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Covered Securities, and to any and all shares of capital stock or equity securities of Parent which may be issued by reason of any stock dividend, stock split, reverse stock split, combination, recapitalization, reclassification or otherwise.

15. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of the other party to this Agreement shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party to this Agreement of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder shall be cumulative and not alternative.

16. Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

[Signature Page Follows]

ANNEX-1-1

IN WITNESS WHEREOF, the parties hereto have executed this Lock-Up Agreement as of the date first written above.

PARENT:

NUTEX HEALTH INC.

By:

Name:

Title:

Address:

Facsimile:

Attention:

[_____________]:

(Signature)

Address:

Facsimile:

1Not for Execution - To be used for (1) Ramping Hospital (additional issuance only) and (2) Under Construction Hospitals (additional issuance only)

2Date of issuance of additional shares in accordance with Exhibit H to the contribution agreements for Ramping and Under Construction hospitals.

ANNEX-1-2

Exhibit I

Restrictive Covenants

Each of the parties hereto acknowledges the highly competitive nature of the Business and agrees that the goodwill of the Business is an integral component of the Business, and without such goodwill, the value of the transactions contemplated by this Agreement and the Merger Agreement will be greatly diminished and Holdco’s reasons for entering into this Agreement and Braves’ reasons for entering into the Merger Agreement and consummating the transactions contemplated herein and therein will be impaired.

Each of the parties hereto further acknowledges that as a result of the consummation of the transactions contemplated by this Agreement and the Merger Agreement, each of the Restricted Parties shall receive certain direct or indirect consideration.

The parties hereto intend this Agreement, including this Exhibit, to evidence their understanding with respect to the restrictions on the Restricted Parties’ activities following consummation of the transactions contemplated by this Agreement and the Merger Agreement.

1. Defined Terms. For purposes of this Exhibit, the following terms have the respective meanings set forth below.

(a) “Business” has the meaning set forth in the recitals to this Agreement.

(b) “Confidential Information” includes but is not limited to: (i) any confidential or proprietary information of the Company or Holdco, whether or not marked or otherwise designated as confidential, whether tangible or intangible and in whatever form or medium, including, without limitation, information that is not generally known or readily ascertainable outside of the Company or Holdco regarding the Company or Holdco and relating directly or indirectly to: business processes, practices, methods, policies, plans, publications, documents, research, operations, services, strategies, techniques, agreements, contracts, terms of agreements, transactions, potential transactions, negotiations, pending negotiations, know-how, trade secrets, computer programs, computer software, applications, work-in-process, databases, manuals, records, articles, systems, material, sources of material, supplier information, vendor information, financial information, results, accounting information, accounting records, legal information, marketing information, advertising information, pricing information, credit information, design information, payroll information, staffing information, personnel information, employee lists, supplier lists, vendor lists, developments, reports, internal controls, security procedures, graphics, drawings, sketches, revenue, costs, formulae, notes, communications, product plans, ideas, audiovisual programs, inventions, unpublished patent applications, discoveries, experimental processes, experimental results, specifications, and referral networks and sources, (ii) any information received by the Company or Holdco from third parties which the Company or Holdco is obligated to keep confidential, and (iii) all other information relating to the Company’s or Holdco’s business which is not common knowledge outside the Company or Holdco and which provides the Company or Holdco with a business advantage and/or would provide a business advantage to the Company’s or Holdco’s competitors.

(c) “Facility” means the stand-alone emergency room clinic and/or hospital described in the recitals to this Agreement.

(d) “Family Group” means a Person’s spouse, parents, siblings and descendants (whether by birth or adoption) and any trust or other estate planning vehicle solely for the benefit of such Person or such Person’s spouse, parents, siblings or descendants (whether by birth or adoption).

(e) “Holdco Group” means Holdco and its Affiliates, including the Company and after the consummation of the Merger, Braves.

(f) “Restricted Area” means a twenty-five (25) mile radius around the Facility.

(g) “Restricted Business” means any Person that engages in or is planning to engage in business activities that are substantially similar to or the functional equivalent of, and that are competitive with, any aspect of the Business in the Restricted Area, including (a) the owning or operating a facility at which physicians provide medical care, treatment or diagnosis on an urgent or emergency basis; or (b) leasing or subleasing a facility for those purposes.

(h) “Restricted Party” means the Owner or if such Owner is an entity or a trust, the Doctor-Owner affiliated with such Owner as listed on the signature pages attached to this Agreement.

(i) “Restricted Period” means the restrictive covenant period set forth in the Operating Agreement applicable to such Restricted Party; provided, however, that the period shall begin on the date on which the Restricted Party ceases to provide services to the Facility rather than the date on which such Restricted Party ceases to own equity interests in the Company.

2. Non-Competition.

(a) Such Restricted Party agrees that such Restricted Party shall not, at any time during the period of time during which such Restricted Party is providing services to the Facility and continuing during the Restricted Period, on such Restricted Party’s own behalf or on behalf of any other Person (other than Holdco Group), directly or indirectly (including through another Person, including its Family Group or any Affiliate) enter into or attempt to enter into any Restricted Business or own voting equity in, or form or operate as an owner, equity holder, interest holder, stockholder, officer, director, member, manager, partner, co-venturer, any business engaged in activities relating to any Restricted Business.

(b) Such Restricted Party acknowledges and agrees that, for purposes of this Agreement, indirect acts by such Restricted Party shall include, without limitation, an act by any Person directly or indirectly controlled by such Restricted Party.

(c) Such Restricted Party acknowledges that (i) the confidential and propriety information and the goodwill associated with the Business and its customers, suppliers, vendors and employees is an integral component of the value of the Business being acquired by Holdco in this Agreement and Braves in the Merger Agreement and that the obligations of such Restricted Party under this Agreement are a material inducement to Holdco’s execution and performance of this Agreement and Braves’ execution and performance of the Merger Agreement, (ii) at the time that these restrictive covenants are made, to the extent applicable to such Restricted Party, the limitations as to time, geographic scope and activity to be restrained, as described in this Section 2 are reasonable and do not impose a greater restraint than necessary to protect Holdco’s and Braves’ legitimate business interests and the value to Holdco and Braves of the transactions contemplated by this Agreement and the Merger Agreement, including, without limitation, the Confidential Information, the relationships with employees and customers, and/or the goodwill and business productivity of the Business, (iii) such Restricted Party has carefully read this Agreement and has given careful consideration to the restraints imposed upon such Restricted Party by this Agreement and consents to the terms of such restrictive covenants and (iv) the restrictions set forth in this Agreement are fair and reasonable in light of the nature of the operations of the Business and geographic scope, which reasonably correlates to the Restricted Area.

(d) Notwithstanding anything to the contrary in this Section 2, (a) the Restricted Parties may own or hold, solely as passive investments, securities of a publicly traded corporation involved in a Restricted Business; provided that, for each such investment, (i) the aggregate securities held by the Restricted Parties do not exceed three percent (3%) of the outstanding securities of such Restricted Business, and (ii) no Restricted Party, directly or indirectly, participates in, or attempts to influence, the management, direction or policies of such Restricted Business (other than through the exercise of any voting rights held by such Restricted Party in connection with such securities), (b) if the Restricted Party retains ownership in the Company following the Merger, the Restricted Party shall remain subject to the terms and conditions of the Operating Agreement of the Company, and (c) the Restricted Party may provide services for a Restricted Business within the Restricted Territory so long as the Restricted Party does not own or hold any securities in such Restricted Business.

(e) Notwithstanding anything to the contrary in this Section 2, a Restricted Party who is a licensed physician by the applicable state medical board in which such Restricted Party practices or in which such Facility is located may, at all times:

(i) have access to medical records of the physician's patients upon authorization of the pertinent patient and any copies of medical records to the extent permitted by applicable state and federal Legal Requirements upon payment of a reasonable fee when permitted by applicable Legal Requirements, which access will be in the format in which those records are normally maintained; and

(ii) provide continuing care and treatment to any patients during the course of an acute illness.

3. Confidentiality. The Restricted Parties each acknowledge that the Confidential Information is the property of the Company and following the Closing, Holdco and following the consummation of the Merger, Braves. Following the Closing, each Restricted Party shall, and shall direct its Affiliates and its and their respective employees, agents, and representatives to, maintain all Confidential Information in strict confidence and secrecy, and shall not, directly or indirectly, for itself or on behalf of any other Person (i) use or exploit any Confidential Information for any purpose or (ii) disclose any Confidential Information to any Person other than the Holdco Group. Notwithstanding anything herein to the contrary, the Restricted Parties may disclose Confidential Information, (a) to a Governmental Authority to the extent required by applicable, final, nonappealable order or Legal Requirement and (b) pursuant to valid legal process, deposition, interrogatory, request for documents, subpoena, civil investigative demand, administrative proceeding or similar process; provided, that with respect to clause (a) and clause (b), prior to making any such disclosure of Confidential Information subject to this Section 3, the Restricted Party shall, to the extent legally permissible, provide Holdco or Braves with reasonably prompt notice of such request or requirement of disclosure so that Holdco or Braves may seek, at its sole cost and expense, an appropriate protective order or other appropriate remedy or waive compliance with the provisions of this Section 3, and, in the absence of a protective order or other remedy, the Restricted Party may disclose that portion (and only that portion) of such information that, based on advice of counsel, the Restricted Party is legally required to disclose.

4. Non-Disparagement. Each Restricted Party agrees that such Restricted Party shall not, directly or indirectly (including through another Person, including its Family Group or any Affiliate) make, or cause to be made, any statement or communicate any information (whether oral or written) that disparages, defames, or harms the reputation or business of, any member of the Holdco Group or Persons who are former, present or future directors, managers, officers, equity holders, executives or related persons of the Holdco Group; provided, that such Restricted Party’s obligations under this paragraph shall not apply to disclosures required by applicable Legal Requirement.

5. Consideration. The execution and delivery of this Agreement by each Restricted Party is in consideration of Holdco’s consummation and closing of the transactions contemplated by this Agreement and the Merger Agreement and the consideration payable to such Restricted Party in connection therewith. Such Restricted Party acknowledges that Holdco would not engage in the transactions contemplated by this Agreement and Braves would not engage in the transactions contemplated by the Merger Agreement unless the Restricted Parties agree to the covenants, agreements, understandings and restrictions contained in this Agreement.

6. Remedies. Each Restricted Party acknowledges and agrees that any breach or threatened breach by such Restricted Party of any of the restrictive covenants in this Agreement could give rise to irreparable injury to Holdco and Braves and that the value of the transactions contemplated hereby and in the Merger Agreement to Holdco and Braves would be diminished, each of which might be inadequately compensable in monetary damages. Accordingly, Holdco may seek (a) equitable relief, including injunctive relief and specific performance, and (b) any other legal remedies which may be available under the terms of this Agreement, including, without limitation, recovery of all attorneys’ fees and costs incurred by Holdco in obtaining relief from such Restricted Party’s breach or threatened breach. Each Restricted Party further acknowledges that Holdco may pursue any remedy available hereunder concurrently or consecutively in any order as to any breach, violation, or threatened breach or violation, and the pursuit of one such remedy at any time will not be deemed an election of remedies or waiver of the right to pursue any other remedy. The duration of the Restricted Period shall be tolled and suspended for any period that a Restricted Party is in violation of these covenants, to the fullest extent allowed by Legal Requirement.

7. Severability. If any term or other provision of this Exhibit is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any of the Restricted Party or Holdco. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

I-1

Exhibit J

Form of Lock-Up Agreement

LOCK-UP AGREEMENT1

This Lock-Up Agreement (this “Agreement”) is entered into as of [_____________] by and between the undersigned and Clinigence Holdings, Inc., a Delaware corporation (“Parent”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as such term is defined below).

RECITALS

WHEREAS, prior to or concurrently with the execution of this Agreement, Nutex Health Holdco LLC, a Delaware limited liability company (the “Company”), Parent and [Nutex Acquisition LLC], a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger (as amended, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation (the “Merger”), upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the Merger Agreement, each [unit] in the Company issued and outstanding immediately prior to the time the certificate of merger is filed with the Secretary of State of the State of Delaware (or such later date or time as agreed by the Company and Parent in writing and specified in the certificate of merger in accordance with the Delaware General Corporation Law and Limited Liability Company Act of the State of Delaware, as amended, the “Effective Time”) but after the consummation of the Contribution Transaction shall be converted into the right to receive [_____] fully paid and nonassessable shares of common stock, par value $0.001 per share, of Parent (“Parent Common Stock”); and

WHEREAS, pursuant to the Merger Agreement and as a condition to the willingness of Parent and Merger Sub to consummate the Merger, Parent and Merger Sub have required that the undersigned agree to enter into this Agreement, which, among other things, restricts the sale, assignment, transfer, encumbrance or other disposition of the Covered Securities (as such term is defined below).

AGREEMENT

NOW THEREFORE, in consideration of the premises and of the terms and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Lock-Up of Securities.

(a) Lock-Up. In recognition of the benefit that the Merger will confer upon the undersigned, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that:

(i) during the period commencing on the Effective Time and including the date that is six (6) months from the Effective Time (the “First Lock-Up Period”), the undersigned will not, without the prior written consent of Parent, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Covered Securities whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Covered Securities, whether any such swap or transaction is to be settled by delivery of Parent Common Stock or other securities, in cash or otherwise (each of the foregoing, a “Transfer”);

(ii) during the period commencing on the first calendar day following the end of the First Lock-Up Period to and including the date that is twelve (12) months from the Effective Time (the “Second Lock-Up Period”), the undersigned will not, without the prior written consent of Parent, directly or indirectly, Transfer more than one-third (1/3) of the Covered Securities; and

(iii) during the period commencing on the first calendar day following the end of the Second Lock-Up Period to and including the date that is eighteen (18) months from the Effective Time (the “Third Lock-Up Period” and collectively with the First Lock-Up Period and Second Lock-Up Period, the “Lock-Up Periods”), the undersigned will not, without the prior written consent of Parent, directly or indirectly, Transfer more than two-thirds (2/3) of the Covered Securities.

For the purposes of the Agreement, “Covered Securities” shall mean, with respect to the undersigned, any of the following: (i) any and all shares of Parent Common Stock which are owned by the undersigned as of the Effective Time, (ii) any shares of Parent Common Stock issuable upon exercise, conversion or exchange of any securities of the Parent which are owned by the undersigned as of the Effective Time, (iii) any securities of the Parent issued in respect of the shares of Parent Common Stock issued or issuable to the undersigned by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and any shares of Parent Common Stock issuable upon conversion, exercise or exchange thereof, in each case to the extent relating to any securities of the Parent which were owned by the undersigned as of the Effective Time and (iv) any other securities of the Parent issued or issuable to undersigned that are convertible into or exercisable or exchangeable for Parent Common Stock, whether at the option of the undersigned or otherwise, in each case to the extent relating to any securities of the Parent which were owned by the undersigned as of the Effective Time.

(b) Permitted Transfers. Notwithstanding the foregoing, the undersigned may Transfer the Covered Securities to a Permitted Transferee without the prior written consent of Parent, provided that (i) Parent receives a signed lock-up agreement in substantially the same form as this Agreement for the balance of the Lock-Up Periods from each donee, trustee, distributee, or transferee, as the case may be, (ii) any such Transfer shall not involve a disposition for value, (iii)if any filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Parent Common Stock in connection with such Transfer shall be legally required prior to the expiration of the Third Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such Transfer, and (iv) the undersigned does not otherwise voluntarily effect any public filing or report regarding such Transfers. For the purposes of this Agreement, “Permitted Transferee” means (1) if the undersigned is an individual (x) a member of the undersigned’s immediate family (which shall mean any relationship by blood, not more remote than first cousin, marriage, domestic partnership or adoption) or a trust, corporation, partnership or limited liability company for the benefit of an immediate family member of the undersigned, all of the beneficial interests of which shall be held by the undersigned or one or more members of the undersigned’s immediate family and (y) the undersigned’s heirs, successors, administrators and executors and any beneficiary of the undersigned pursuant to will or other testamentary document or applicable laws of decent, (2) any Affiliate of the undersigned, (3) if the undersigned is a trust, to a trustee or beneficiary of the trust, or (4) if the undersigned is an individual, an entity or a trust, to any institution qualified as tax-exempt under Section 501(c)(3) of the Internal Revenue Code as a bona fide gift or gifts.

(c) Stop Transfer. During the Lock-Up Periods, undersigned hereby authorizes Parent to cause any transfer agent for the Covered Securities subject to this Agreement to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to the Covered Securities, subject to this Agreement for which the undersigned is the record holder and, in the case of Covered Securities subject to this Agreement for which the undersigned is the beneficial owner but not the record holder, agrees during the Lock-Up Periods to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to the Covered Securities subject to this Agreement, if such transfer would constitute a violation or breach of this Agreement.

2. Termination. This Agreement shall automatically terminate and be of no further force or effect upon the earlier to occur of (i) the termination of the Merger Agreement and (ii) the first day following the expiration of the Third Lock-Up Period; provided that Sections 3 through 16 of this Agreement shall survive termination under this Section 2.

3. Transfer; Successor and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. As provided above, any Transfer of Parent Common Stock shall not be effective unless such transferee executes a lock-up agreement in substantially the same form as this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4. Compliance with Securities Laws. The undersigned shall not, at any time make any Transfer, except (i) Transfers pursuant to an effective registration statement under the Securities Act, (ii) Transfers pursuant to the provisions of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), or (iii) if the undersigned shall have furnished Parent with an opinion of counsel, if reasonably requested by Parent, which opinion and counsel shall be reasonably satisfactory to Parent, to the effect that such Transfer is otherwise exempt from registration under the Securities Act, and in each of (i)-(iii), that such Transfer otherwise complies with the terms of this Agreement.

5. Other Restrictions.

(a) Legends. The undersigned hereby agrees that each outstanding certificate evidencing shares of Parent Common Stock issued to the undersigned shall bear legends reading substantially as follows:

(i) “THE SHARES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

(ii) “THE SALE OR TRANSFER OF THE SHARES EVIDENCED HEREBY IS SUBJECT TO THE TERMS AND CONDITIONS OF A LOCK-UP AGREEMENT DATED [_____________], BETWEEN THE COMPANY AND THE STOCKHOLDER LISTED ON THE FACE HEREOF. A COPY OF SUCH LOCK-UP AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE PROVIDED TO THE HOLDER HEREOF UPON REQUEST THEREOF. NO TRANSFER OF THE SHARES EVIDENCED HEREBY WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH LOCK-UP AGREEMENT.”

(b) Termination of Restrictive Legends. The restrictions referred to in Section 5(a)(i) hereof shall cease and terminate as to Parent Common Stock (i) when, in the opinion of counsel for Parent, such restriction is no longer required in order to assure compliance with the Securities Act or (ii) when such shares shall have been Transferred in accordance with and pursuant to Rule 144 under the Securities Act or effectively registered under the Securities Act. The restrictions referred to in Section 5(a)(ii) hereof shall cease and terminate at the end of the Lock-Up Periods. Whenever any restrictions under Section 5(a) shall cease and terminate as to any Parent Common Stock, the undersigned shall be entitled to receive from Parent, in exchange for a legended stock certificate then held thereby, without expense (other than applicable transfer fees and taxes, if any, if such unlegended shares are being delivered and Transferred to any person other than the registered holder thereof), a new stock certificate for the same number of shares of Parent Common Stock not bearing the legend set forth in Section 5(a) which have ceased and terminated. As a condition to providing any such new certificate without the legend set forth in Section 5(a)(i) hereof, Parent may require from the undersigned a certificate or an opinion of counsel of the undersigned with respect to any relevant matters in connection with removal of such legend, which certificate or opinion of counsel will be satisfactory to Parent.

(c) Copy of Agreement. A copy of this Agreement shall be filed with the corporate secretary of Parent, shall be kept with the records of Parent and shall be made available for inspection by any stockholder of Parent. In addition, a copy of this Agreement shall be filed with Parent’s transfer agent of record.

(d) Recordation. Parent shall not record upon its books any Transfer to any person except Transfers in accordance with this Agreement.

6. No Other Rights. The undersigned understands and agrees that Parent is under no obligation to register the sale, Transfer or other disposition of the undersigned’s Covered Securities under the Securities Act or to take any other action necessary in order to ensure compliance with an exemption from such registration is available.

7. Amendments and Waivers. This Agreement may not be amended, supplemented or modified except by an agreement in writing signed by the undersigned and Parent. Either party hereto may waive compliance by the other party hereto with any term or provision of this Agreement; provided, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No such waiver shall be effective unless such waiver is in writing and is signed by the party hereto asserted to have granted such waiver.

8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

9. Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures. This Agreement shall become effective when both parties hereto shall have received a counterpart hereof signed by the other party hereto. Until and unless each party hereto has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party hereto shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

10. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

11. Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received (i) when delivered personally or by email (with confirmation of receipt), (ii) one (1) Business Day following the day when deposited with a reputable, established overnight courier service for delivery to the intended addressee, or (iii) three (3) Business Days following the day when deposited with the United States Postal Service as first class, registered or certified mail, postage prepaid and addressed as set forth on such party’s signature page hereto. Either party hereto may alter its notice address by notifying the other party hereto of such change of address in conformity with the provisions of this Section 11.

12. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

13. Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to as a remedy for any such breach, prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

14. Recapitalizations and Exchanges Affecting Shares. Except as otherwise provided in Section 1(b), the provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Covered Securities, and to any and all shares of capital stock or equity securities of Parent which may be issued by reason of any stock dividend, stock split, reverse stock split, combination, recapitalization, reclassification or otherwise.

15. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of the other party to this Agreement shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party to this Agreement of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder shall be cumulative and not alternative.

16. Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

[Signature Page Follows]

J-1

IN WITNESS WHEREOF, the parties hereto have executed this Lock-Up Agreement as of the date first written above.

PARENT:

CLINIGENCE HOLDINGS, INC.

By:

Name:

Title:

Address:

Facsimile:

Attention:

[_____________]:

(Signature)

Address:

Facsimile:

1 To be executed prior to the issuance of the shares in the Merger by owners of: (1) Mature hospitals (full issuance), (2) Ramping Hospital (initial issuance only) and (3) Under Construction Hospitals (initial issuance only)

J-2